UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.      )

Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

Ameren Illinois Company
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

AMEREN ILLINOIS COMPANY
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Ameren Illinois Company:
We will hold the Annual Meeting of Shareholders of Ameren Illinois Company, doing business as Ameren Illinois (the “Company”), on Thursday, May 8, 2025, at 10 a.m. CDT. This year’s Annual Meeting will be held in a virtual meeting format only. You can participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2025.
The business to be conducted at the meeting includes:
(1) electing four directors for terms ending at the annual meeting of shareholders to be held in 2026; and
(2) acting on other proper business presented to the meeting.
The Board of Directors of the Company presently knows of no other business to come before the meeting.
If you owned shares of the Company’s capital stock at the close of business on March 10, 2025, you are entitled to vote at the Annual Meeting and at any adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your Notice Regarding the Availability of Materials or on any additional instructions that accompanied your materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
THERE WILL BE NO SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY.
By order of the Board of Directors.
Stephen C. Lee
Vice President, Interim General Counsel and Secretary
St. Louis, Missouri
March 25, 2025

Important Notice Regarding the Availability of this Information Statement:
This Information Statement and the 2024 Form 10-K, including consolidated financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

2025 Information Statement	1

2	Ameren Illinois Company

Information Statement of Ameren Illinois Company
(First sent or given to shareholders on or about March 25, 2025)
Principal Executive Offices:
10 Richard Mark Way
Collinsville, IL 62234
Forward-Looking Information
Statements in this information statement not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, projections, strategies, targets, estimates, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) for a list of such factors.
Questions and Answers about the Annual Meeting and Voting
Q.
When and where will the annual meeting be held?

A.
The Annual Meeting of Shareholders of Ameren Illinois Company, doing business as Ameren Illinois (the “Company,” “Ameren Illinois,” “we,” “us” and “our”), will be held on Thursday, May 8, 2025, at 10 a.m. CDT (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/AEE2025. Please note that there is no in-person location for you to attend.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
Q.
How do I participate in the Annual Meeting?

A.
Visit www.virtualshareholdermeeting.com/AEE2025 and enter the 16-digit control number included on your Notice Regarding the Availability of Materials or any additional instructions that accompanied your materials. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.

Q.
Who do I contact for help with technical difficulties accessing the Annual Meeting?

A.
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (www.virtualshareholdermeeting.com/AEE2025) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.

Q.
How do I submit questions for the Annual Meeting?

A.
Before the Annual Meeting. Before the Annual Meeting, you can submit questions by visiting www.proxyvote.com and entering your 16-digit control number. Once you are past the login screen, click on “Questions for Management,” type in your question and click “Submit.” If you have any questions about www.proxyvote.com or your control number, please contact the bank, broker, or other organization that holds your shares.

2025 Information Statement	3

Information Statement of Ameren Illinois Company
During the Annual Meeting. Log into the online meeting platform at www.virtualshareholdermeeting.com/AEE2025, type your question into the “Ask a Question” field and click “Submit”.
Only shareholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions on www.amereninvestors.com. The questions and answers, if any, will be available as soon as practicable after the meeting and will remain available until Ameren’s 2026 proxy statement is filed.
Q.
What is our relationship with Ameren Corporation?

A.
The Company; Union Electric Company, doing business as Ameren Missouri (“Ameren Missouri”); Ameren Transmission Company of Illinois (“ATXI”); and Ameren Services Company (“Ameren Services”) are the principal direct or indirect subsidiaries of Ameren Corporation (“Ameren”), a holding company.

Ameren has common equity securities listed on the New York Stock Exchange (“NYSE”) and holds either directly or indirectly more than 50 percent of the voting power of each of Ameren Illinois, Ameren Missouri, ATXI, and Ameren Services. Ameren Illinois has no securities listed on the NYSE and is therefore exempt from all of the corporate governance rules of the NYSE (Section 303A of the NYSE’s Listed Company Manual).
Ameren Illinois’ Annual Meeting will be held in conjunction with the Ameren and Ameren Missouri annual meetings.
Q.
Who is entitled to vote?

A.
Only shareholders of record of our common stock, without par value, and our cumulative preferred stock, $100 par value, at the close of business on the record date, March 10, 2025, are entitled to vote at the Annual Meeting. Our two classes of outstanding voting securities on such date consisted of 25,452,373 shares of common stock, all of which were owned by Ameren, and 487,508 shares of preferred stock of various series.

Q.
What will I be voting on?

A.
Four directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

Q.
How do I vote?

A.
We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our common stock for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved. Therefore, the Board of Directors considered it unnecessary to solicit proxies for the Annual Meeting. However, if you wish to vote your shares of preferred stock, you may do so by attending the virtual Annual Meeting and casting your vote via the Internet by visiting www.virtualshareholdermeeting.com/AEE2025. Online check-in will begin at 9:45 a.m. CDT. Please allow ample time for the online check-in process. Please note that there is no in-person location for you to attend.

To participate in and vote at the virtual Annual Meeting, you will need the 16-digit control number included on your Notice Regarding Availability of Materials or any additional voting instructions that accompanied your materials.
4	Ameren Illinois Company

Information Statement of Ameren Illinois Company
Q.
How many votes do I have?

A.
Our common stock and preferred stock vote together as a single class on the election of directors. Each shareholder is entitled to one vote for each share of our stock held (whether common stock or preferred stock), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively. Accordingly, each shareholder may cast votes equal to the number of directors to be elected multiplied by the number of shares held by that shareholder for only one nominee, or those votes may be distributed among any two or more nominees.

Q.
What are the vote requirements for each matter?

A.
For the election of directors, the four nominees receiving the highest number of votes of the shares entitled to vote and represented in person or by proxy at the meeting at which a quorum is present will be elected as directors. For all other matters, if any are properly presented at the meeting, the decision of a majority of the shares entitled to vote on the subject matter and represented in person or by proxy at the meeting at which a quorum is present will be valid as an act of the shareholders, unless a larger vote is required by law, the Company’s Bylaws or the Company’s Restated Articles of Incorporation. In tabulating the number of votes on such matters, (i) shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter will be deemed to be represented at the meeting as to such matter, (ii) except as provided in (iii) below, shares represented by a proxy as to which voting instructions are not given as to one or more matters to be voted on will not be deemed to be represented at the meeting for the purpose of the vote as to such matter or matters and (iii) a proxy, which states how shares will be voted in the absence of instructions by the shareholder as to any matter, will be deemed to give voting instructions as to such matter. Shareholder votes are certified by independent inspectors of election.

Q.
When and to whom will our 2024 Form 10-K be sent?

A.
Our 2024 Form 10-K is being sent, along with the Notice of Annual Meeting and this information statement, to all of our shareholders of record at the close of business on March 10, 2025, which is the record date for the determination of shareholders entitled to vote at the meeting. Note that the 2024 Form 10-K is a combined report for Ameren, Ameren Illinois and Ameren Missouri, which comprise all Ameren companies reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Q.
How can I access this Information Statement and the 2024 Form 10-K online?

A.
This information statement and the 2024 Form 10-K, including financial statements, are available to you at www.amereninvestors.com/investors/proxy-materials.

Q.
How many shares must be present to hold the Annual Meeting?

A.
In order to conduct the Annual Meeting, holders of more than one-half of the outstanding shares entitled to vote must be present in person or represented by proxy so that there is a quorum.

In determining whether a quorum is present at the Annual Meeting, shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented at the meeting for quorum purposes. Shares as to which voting instructions are given as to at least one of the matters to be voted on will also be deemed to be so represented. If the proxy states how shares will be voted in the absence of instructions by the shareholder, such shares will be deemed to be represented at the meeting.
2025 Information Statement	5

Information Statement of Ameren Illinois Company
Q.
How do I review the list of shareholders?

A.
The names of shareholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AEE2025 and, for ten days prior to the Annual Meeting, at the Office of the Secretary of the Company. Only shareholders that have logged in to the Annual Meeting with a valid control number will be allowed to view the list of shareholders during the Annual Meeting.

Q.
What is the Company’s mailing policy when multiple registered shareholders share an address?

A.
The Company is permitted and intends to mail only one Notice Regarding the Availability of Materials and/or one annual report and one information statement to multiple registered shareholders sharing an address who have consented to the delivery of one set of materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one set of the materials and you decide you want a separate copy of the materials, the Company will promptly mail your separate copy if you contact the Office of the Secretary, Ameren Illinois Company, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149 or by calling toll-free 1-800-255-2237 (or in the St. Louis area 314-554-3502). Additionally, to resume the mailing of individual copies of future materials to a particular shareholder, you may contact the Office of the Secretary, and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Office of the Secretary with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.
Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s information statements for shareholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the information statement by contacting your bank, broker or other nominee.
Q.
How do I contact the Company about Annual Meeting matters?

A.
You may reach us:

— by mail addressed to
Office of the Secretary
Ameren Illinois Company
P.O. Box 66149, Mail Code 1310
St. Louis, MO 63166-6149
— by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502).
6	Ameren Illinois Company

Corporate Governance

ITEM 1
Election of Directors
Four directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the event that any nominee for election as director should become unavailable to serve, votes will be cast for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and approved by the Board of Directors. The Nominating and Corporate Governance Committee, as described below, performs its committee functions for our Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The four nominees for director who receive the most votes will be elected.
Our Board of Directors is currently comprised of four directors (Leonard P. Singh, Michael L. Moehn, Theresa A. Shaw, and Patrick E. Smith), each of whom is an officer of the Company or its affiliates. As discussed below, the Audit and Risk Committee, as well as the Cybersecurity and Digital Technology Committee, Nominating and Corporate Governance Committee, Human Resources Committee, Nuclear, Operations and Environmental Sustainability Committee and Finance Committee of Ameren’s Board of Directors, perform committee functions for our Board.
Information Concerning Nominees to the Board of Directors
The nominees for our Board of Directors are listed below, along with their ages as of December 31, 2024, tenure as director, other directorships held by such nominee during the previous five years and business background for at least the last five years. Each nominee’s biography below also includes a description of the specific experience, qualifications, attributes or skills of each director or nominee that led Ameren’s Board to conclude that such person should serve as a director of the Company. The fact that we do not list a particular experience, qualification, attribute or skill for a director nominee does not mean that nominee does not possess that particular experience, qualification, attribute or skill. In addition to the specific experiences, qualifications, attributes or skills detailed below, each director or nominee has demonstrated the highest professional and personal ethics, broad experiences in business, environmental and sustainability matters, government, education or technology, the ability to provide insights and practical wisdom based on their experience and expertise, a commitment to enhancing shareholder value, compliance with legal and regulatory requirements, and the ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company. In assessing the composition of the Board of Directors, Ameren’s Nominating and Corporate Governance Committee recommends Board nominees so that collectively, the Board is balanced by having the necessary experience, qualifications, attributes and skills and that no nominee is recommended because of one particular criterion. See “— Corporate Governance — Consideration of Director Nominees” below for additional information regarding director nominees and the nominating process.
Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by our Board of Directors. We have been informed that Ameren intends to cast the votes of all of the outstanding shares of our common stock for the election of the nominees named below.
2025 Information Statement	7

Corporate Governance
Leonard P. Singh Chairman and President of the Company Director since: 2022 Age: 55
EXECUTIVE EXPERIENCE:
Mr. Singh joined the Company as Chairman and President-Elect and as a member of its board of directors in July 2022, and he began serving as Chairman and President in August 2022. Previously, he served in various senior leadership roles at Consolidated Edison Company of New York, including Senior Vice President of Customer Energy Solutions from December 2020 to June 2022 and Vice President of Manhattan Electric Operations from June 2015 to November 2020.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Singh’s executive management experience and his significant operations, consumer, regulatory affairs, and administrative skills and experience, Ameren’s Board concluded that Mr. Singh should serve as a director of the Company.
8	Ameren Illinois Company

Corporate Governance
Michael L. Moehn Senior Executive Vice President and Chief Financial Officer of the Company, Ameren, and Ameren Missouri, and Chairman and President of Ameren Services Director since: 2019 Age: 55
EXECUTIVE EXPERIENCE:
Mr. Moehn joined Ameren Services in 2000 as an Assistant Controller. Mr. Moehn was named Director of Ameren Services’ corporate modeling and transaction support in 2001 and elected Vice President of Business Services for Ameren Energy Resources Company, LLC (“Resources Company”) in 2002. In 2004, Mr. Moehn was elected Vice President of Corporate Planning of Ameren Services and relinquished his position at Resources Company. In 2008, Mr. Moehn was elected Senior Vice President, Corporate Planning and Business Risk Management of Ameren Services. In January 2012, Mr. Moehn assumed the position of Senior Vice President of Customer Operations of the Company and relinquished his position at Ameren Services. Mr. Moehn was elected to Board of Directors of the Company in April 2012. In 2012, Mr. Moehn was elected to the Board of Directors and as Senior Vice President of Customer Operations of Ameren Missouri, with responsibility for electric and gas operations, technical services and customer operations in Missouri, and relinquished his directorship and position at the Company. Mr. Moehn was elected Chairman and President of Ameren Missouri in April 2014. In December 2019, Mr. Moehn was elected Executive Vice President and Chief Financial Officer of the Company, Ameren, and Ameren Missouri and President of Ameren Services and relinquished his position as Chairman and President of Ameren Missouri. In March 2023, Mr. Moehn was elected Senior Executive Vice President and Chief Financial Officer of the Company, Ameren, and Ameren Missouri.
Mr. Moehn also serves as a director of the following Ameren entities:
•
Ameren Services, 2019–present

•
Ameren Missouri, 2012–present

•
Ameren Transmission Company of Illinois, 2019–present

SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Moehn’s significant executive management experience; strong strategic planning, operations and administrative skills and experience; and tenure with the Company (and its affiliates), Ameren’s Board concluded that Mr. Moehn should serve as a director of the Company.
2025 Information Statement	9

Corporate Governance
Theresa A. Shaw Senior Vice President, Finance and Chief Accounting Officer of the Company, Ameren, Ameren Missouri and Ameren Services Director since: 2023 Age: 52
EXECUTIVE EXPERIENCE:
Ms. Shaw joined Ameren Services in 2002 as a supervisor of Investor Relations and Financial Communications and was promoted to Director of External Reporting in 2009. In 2013, Ms. Shaw relinquished her position at Ameren Services and was elected Assistant Vice President and Controller of Ameren. In 2014, she was elected Vice President of Internal Audit of Ameren. In 2018, Ms. Shaw relinquished her position at Ameren and was elected Vice President of Regulatory Affairs and Financial Services of the Company, and in 2019 she was elected Senior Vice President of Regulatory Affairs and Financial Services of the Company. In August 2021, she relinquished her position at the Company and was elected Senior Vice President, Finance and Chief Accounting Officer of the Company, Ameren, Ameren Missouri and Ameren Services.
SKILLS AND QUALIFICATIONS:
Based primarily upon Ms. Shaw’s significant executive management experience; strong accounting, financial and administrative skills and experience; and tenure with the Company (and its affiliates), Ameren’s Board concluded that Ms. Shaw should serve as a director of the Company.
Patrick E. Smith Senior Vice President, Operations and Technical Services of the Company Director since: 2021 Age: 60
EXECUTIVE EXPERIENCE:
Mr. Smith joined Ameren Missouri in 1985 as a meter reader, and soon after was promoted to journey lineworker. Since then, Mr. Smith has worked in progressively responsible leadership roles. In May 2016, he was elected vice president, division operations for Ameren Missouri. In October 2021, Mr. Smith was elected vice president of economic, community and business development for Ameren Missouri. In November 2022, Mr. Smith was elected senior vice president, operations and technical services of the Company and relinquished his position at Ameren Missouri.
SKILLS AND QUALIFICATIONS:
Based primarily upon Mr. Smith’s significant executive management experience; strong strategic planning, operations and administrative skills and experience; and tenure with the Company (and its current and former affiliates), Ameren’s Board concluded that Mr. Smith should serve as a director of the Company.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.
Consideration of Director Nominees
Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with Ameren’s Director Nomination Policy, a copy of which can be found on Ameren’s website. The Nominating and Corporate Governance Committee will consider as a candidate any director of the Company who has indicated to the Nominating and Corporate Governance Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company, as set forth in the Director Nomination Policy. The Nominating and Corporate Governance Committee will evaluate
10	Ameren Illinois Company

Corporate Governance
shareholder recommendations using the same process it follows for other candidates. The Nominating and Corporate Governance Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees. The Company does not normally pay any third party search firm a fee to identify or evaluate or assist in identifying or evaluating nominees and did not do so with regard to the nominees recommended for election in this information statement.
In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of leadership and accomplishment in their chosen fields and who display the independence to effectively represent the best interests of all shareholders. Candidates are selected for their ability to exercise good judgment, to provide practical insights and diverse perspectives and to contribute to the regular refreshment of skill sets represented on the Board. Candidates also will be assessed in the context of the then-current composition of the Board, the average tenure of the Board, the operating requirements of the Company and the long-term interests of all shareholders. In conducting this assessment, the Nominating and Corporate Governance Committee will, in connection with its assessment and recommendation of candidates for director, consider a variety of factors, including but not limited to experience and skills, director tenure, board refreshment and such other factors as it deems appropriate given the then-current and anticipated future needs of the Board and the Company, and to maintain a balance of perspectives, qualifications, qualities and skills on the Board. Although the Nominating and Corporate Governance Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process.
Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:
•
the highest professional and personal ethics;

•
broad experience in business, government, education or technology;

•
ability to provide insights and practical wisdom based on their experience and expertise;

•
commitment to enhancing shareholder value;

•
sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•
compliance with legal and regulatory requirements; and

•
ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. In addition, because the Company is committed to maintaining its tradition of inclusion within the Board, each assessment and selection of director candidates will be made by Ameren’s Nominating and Corporate Governance Committee in compliance with Ameren’s policy of non-discrimination based on race, color, religion, sex, national origin, ethnicity, age, disability, veteran status, pregnancy, marital status, sexual orientation or any other reason prohibited by law.
Risk Oversight Process
Given the importance of monitoring risks, Ameren’s Board has charged its Audit and Risk Committee with oversight responsibility of Ameren’s and its subsidiaries’ overall enterprise risk management process, which includes the identification, assessment, mitigation and monitoring of risks for Ameren and its subsidiaries. Ameren’s enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the Company.
2025 Information Statement	11

Corporate Governance
Ameren’s Audit and Risk Committee meets on a regular basis to review enterprise risk management processes, at which time applicable members of Ameren’s and the Company’s senior management provide reports to the Audit and Risk Committee. Ameren’s Audit and Risk Committee coordinates with other committees of Ameren’s Board having primary oversight responsibility for specific risks (see “— BOARD COMMITTEES” below). Each of Ameren’s standing Board committees receives regular reports from members of Ameren’s and the Company’s senior management concerning its assessment of Ameren and Company risks within the purview of such committee. Each such committee also has the authority to engage independent advisers. The risks that are not specifically assigned to an Ameren Board committee are considered by Ameren’s Audit and Risk Committee through its oversight of the enterprise risk management process of Ameren and its subsidiaries. Ameren’s Audit and Risk Committee then discusses with members of Ameren’s and the Company’s senior management methods to mitigate such risks.
Notwithstanding Ameren’s Board of Directors’ oversight delegation to Ameren’s Audit and Risk Committee, the entire Board is actively involved in risk oversight. Ameren’s Audit and Risk Committee annually reviews for Ameren’s Board which committees maintain oversight responsibilities described above and the overall effectiveness of the enterprise risk management process. In addition, at each of its meetings, Ameren’s Board receives a report from the Chair of the Audit and Risk Committee, as well as from the Chair of each of the other standing committees of Ameren’s Board identified below, each of which is chaired by an independent director in accordance with the committee charters. Through the process outlined above, Ameren’s Board believes that its leadership structure provides effective oversight of risk management of Ameren and its subsidiaries.
Consideration of Risks Associated with Compensation
In evaluating the material elements of compensation available to executives and other Company employees, Ameren’s Human Resources Committee takes into consideration whether the compensation policies and practices of Ameren and certain of its subsidiaries, including the Company, may incentivize behaviors that might lead to excessive risk taking. Ameren’s Human Resources Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and Ameren management, reviews the compensation policies and practices each year for design features that have the potential to encourage excessive risk taking. The program contains multiple design features that manage or mitigate these potential risks, including:
•
an appropriate balance of fixed and variable pay opportunities;

•
caps on incentive plan payouts;

•
the use of multiple performance measures in the compensation program;

•
measurement of performance at the corporate level;

•
a mix between short-term and long-term incentives, with an emphasis for executives on rewarding long-term performance;

•
Committee discretion regarding individual executive awards;

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oversight by non-participants in the plans;

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a code of ethics, internal controls and other measures implemented by Ameren and its subsidiaries, including the Company;

•
anti-hedging and anti-pledging policies for executives;

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a clawback policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws;

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more expansive clawback authority through provisions in the 2022 Omnibus Incentive Compensation Plan (the “2022 Plan”) and the 2014 Omnibus Incentive Compensation Plan (the “2014 Plan”) that applies to annual and long-term incentive program grants; and

•
stock ownership requirements applicable to members of Ameren’s management team (including the NEOs as defined under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” below, other officers who are subject to reporting under Section 16 of the Securities Exchange Act of 1934, as amended (collectively, the “Section 16 Officers”), and other members of Ameren’s Senior Leadership Team) and stock ownership guidelines applicable to all other members of Ameren’s management team.

12	Ameren Illinois Company

Corporate Governance
Based upon the above considerations, Ameren’s Human Resources Committee determined that the Company’s compensation policies and practices are not reasonably likely to create risks that have a material adverse effect on the Company.
Board Leadership Structure
The Company’s Bylaws delegate to the Company’s Board of Directors the right to exercise its discretion to either separate or combine the offices of Chairman of the Board and President. The Board annually considers the appropriate leadership structure for the Company and has concluded that the Company and its shareholders are best served at this time by the Board retaining discretion to determine whether the same individual should serve as both Chairman of the Board and President. This decision is based upon the Board’s determination of what is in the best interests of the Company and its shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board has determined that the Board leadership structure that is most appropriate at this time, given the specific characteristics and circumstances of the Company and the skills and experience of Mr. Singh, is a leadership structure that combines the roles of Chairman of the Board and President with Mr. Singh filling those roles for the following primary reasons:
•
such a Board leadership structure with a combined Chairman and President has previously served the Company and its shareholders well, and the Board expects that the structure will continue to serve them well, based primarily on Mr. Singh’s background, skills and experience, as detailed in his biography above;

•
since Ameren owns all of the Company’s common stock, the Company receives significant independent oversight by Ameren’s Board of Directors (for example, only independent directors chair and serve on all standing Board committees, including the Audit and Risk Committee, the Human Resources Committee and the Nominating and Corporate Governance Committee of Ameren’s Board (see “— BOARD COMMITTEES” below); Ameren’s Nominating and Corporate Governance Committee recommends to Ameren’s Board, and Ameren’s Board subsequently nominates, director candidates for the Company’s Board; and any Company director, as a result of Ameren’s ownership of all the Company’s common stock, may be removed by Ameren’s Board at any time, with or without cause); and

•
a non-independent Chairman of the Board continues to be the principal board leadership structure among S&P 500 companies in the United States, including Ameren’s peer companies.

Based on oversight by Ameren’s Board, as described above, Ameren’s ownership of all the Company’s common stock and the economic rights of the holders of the preferred stock being senior in priority to the common stock, and the Company’s current Board composition and leadership structure, the Board has not appointed a lead independent director. The Board recognizes that depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. The Company is committed to reviewing this determination on an annual basis.
Director Independence
All nominees for director of the Company’s Board are officers of the Company or its affiliates and therefore, do not qualify as “independent” under the NYSE listing standards. As previously explained, the Company has no securities listed on the NYSE and therefore is not subject to the NYSE listing standards.
Board Committees
As described below, the Board of Directors utilizes the Audit and Risk Committee, Cybersecurity and Digital Technology Committee, Finance Committee, Human Resources Committee, Nominating and Corporate Governance Committee, and Nuclear, Operations and Environmental Sustainability Committee of Ameren’s Board of Directors to perform such committee functions for the Company’s Board. The chairs and members of those committees are recommended by Ameren’s Nominating and Corporate Governance Committee, appointed annually by Ameren’s Board and are identified below. Each committee is comprised entirely of non-management directors,
2025 Information Statement	13

Corporate Governance
each of whom Ameren’s Board of Directors has determined to be “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Director Nomination Policy. A more complete description of the duties of each standing Board committee is contained in each standing Board committee’s charter available at www.amereninvestors.com/corporate-governance.
Audit and Risk Committee

Meetings in 2024: 10
Chair
Richard J. Harshman
Other Members
Noelle K. Eder
Ellen M. Fitzsimmons
Rafael Flores
Leo S. Mackay, Jr.
Richard J. Harshman has been determined by the Board to qualify as an “audit committee financial expert” as that term is defined by the SEC. The Board has also determined that each committee member is “financially literate” within the meaning of the NYSE listing standards.

•
Appoints and oversees the independent registered public accountants; pre-approves all audit, audit-related services and non-audit engagements with independent registered public accountants.

•
Ensures that the lead and concurring audit partners of the independent accountants are rotated at least every five years, as required by the Sarbanes-Oxley Act of 2002; periodically considers a potential rotation of the independent accountant firm.

•
Evaluates the qualifications, performance and independence of the independent accountant, including a review and evaluation of the lead partner of the independent accountant, taking into account the opinions of management and the internal auditors, and presents its conclusions to Ameren’s board of directors on an annual basis.

•
Approves the annual internal audit plan, annual staffing plan and financial budget of the internal auditors; reviews with management the design and effectiveness of internal controls over financial reporting.

•
Reviews with management and the independent registered public accountants the scope and results of audits and financial statements, disclosures and earnings press releases.

•
Reviews with management and the independent registered public accountants the Company’s critical accounting policies, current accounting trends and developments that may affect the financial statements, significant changes in the selection or application of accounting principles, the effect of regulatory and accounting initiatives on the Company’s consolidated financial statements, and critical audit matters addressed during the audit.

•
Reviews the appointment, replacement, reassignment or dismissal of the leader of internal audit or approves the retention of, and engagement terms for, any third-party provider of internal audit services; reviews the internal audit function.

•
Reviews with management the enterprise risk management processes, which include the identification, assessment, mitigation and monitoring of risks, including strategic, operational and cybersecurity risks, on an enterprise-wide basis.

•
Coordinates its oversight of enterprise risk management with other Board committees having primary oversight responsibilities for specific risks.

•
Oversees an annual audit of political contributions; performs other actions as required by the Sarbanes-Oxley Act of 2002, the NYSE listing standards and its Charter.

•
Reviews investigatory, legal and regulatory matters that may have a material effect on financial statements.

•
Establishes a system by which employees may communicate directly with members of the Committee about accounting, internal controls and financial reporting deficiency.

•
Oversees the enterprise ethics and compliance program, including the Code of Ethics applicable to all of the Company’s directors, officers and employees, and the Supplemental Code of Ethics for Principal Executive and Senior Financial Officers (see “— Board Practices, Policies and Processes — Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct” below); the identification and adherence to compliance obligations; and governance processes and policies.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

14	Ameren Illinois Company

Corporate Governance
Cybersecurity and Digital Technology Committee
Meetings in 2024: 5 Chair Noelle K. Eder Other Members Catherine S. Brune Ward H. Dickson Craig S. Ivey
•
Reviews Ameren’s and its subsidiaries’ strategy and operations relating to cybersecurity and digital technology matters, including significant cybersecurity and digital technology-related projects and initiatives and related progress, the integration and alignment of such strategy with Ameren’s overall business and strategy, and trends that may affect such strategy or operations.

•
Reviews the capabilities and effectiveness of Ameren’s and its subsidiaries’ cybersecurity and digital technology risk management, including the programs, policies, practices, controls and safeguards for digital technology, information security, prevention and detection of cybersecurity incidents or information or data breaches, and crisis preparedness, incident response plans, and disaster recovery and business continuity capabilities.

•
Reviews Ameren’s and its subsidiaries’ third-party cybersecurity and digital technology strategy, including information on critical risks and metrics relating thereto.

•
Reviews key legislative and regulatory developments that could materially impact Ameren’s or its subsidiaries’ cybersecurity and digital technology strategy, operations or risk exposure; engagement with government agencies, industry peers, and other critical infrastructure sectors on cybersecurity and related resiliency; industry trends, benchmarking and best practices relating to cybersecurity and digital technology; and any relevant cybersecurity and digital technology metrics.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

Finance Committee
Meetings in 2024: 5 Chair Ward H. Dickson Other Members Catherine S. Brune Ellen M. Fitzsimmons(1) Craig S. Ivey Steven O. Vondran
•
Oversees overall financial policies and objectives of Ameren and its subsidiaries, including capital project review and approval of financing plans and transactions, investment policies and rating agency objectives.

•
Reviews and makes recommendations regarding Ameren’s dividend policy.

•
Reviews and recommends to Ameren’s board of directors the capital budget of Ameren and its subsidiaries; reviews, approves and monitors all capital projects with estimated capital expenditures of between $50 million and $100 million; recommends to the Board and monitors all capital projects with estimated capital costs in excess of $100 million.

•
Reviews and recommends to Ameren’s board of directors Ameren’s and its subsidiaries’ debt and equity financing plans.

•
Oversees Ameren’s and its subsidiaries’ commodity risk assessment process, system of controls and compliance with established risk management policies and procedures.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

(1)
If reelected at the Annual Meeting, Ms. Fitzsimmons will no longer serve as a member of the Finance Committee.

2025 Information Statement	15

Corporate Governance
Human Resources Committee
Meetings in 2024: 6 Chair Cynthia J. Brinkley Other Members(1) Richard J. Harshman James C. Johnson(2) Steven H. Lipstein
•
Reviews and approves objectives relevant to the compensation of the Chief Executive Officer of Ameren and Presidents of its subsidiaries as well as other executive officers.

•
Administers and approves awards under the incentive compensation plan.

•
Administers and approves executive employment agreements, severance agreements and change of control agreements, if any.

•
Administers Ameren’s clawback policy and oversees clawback authority in annual and long-term incentives.

•
Reviews with management, and prepares an annual report regarding, the Compensation Discussion and Analysis section of the Company’s information statement.

•
Recommends to the Board amendments to those pension plans sponsored by Ameren or any of its subsidiaries, except as otherwise delegated.

•
Reviews with management Ameren’s and its subsidiaries’ human capital management practices.

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of outside compensation consultants and other outside advisors.

•
Reviews the Company’s compensation policies and practices to determine whether they encourage excessive risk taking.

•
Assists the Board of Directors in overseeing the development of executive succession plans.

(1)
If reelected at the Annual Meeting, Ms. Fitzsimmons will join the Human Resources Committee.

(2)
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Mr. Johnson is not standing for reelection and will retire from the Board and will no longer serve as a member of the Human Resources Committee.

Nominating and Corporate Governance Committee
Meetings in 2024: 5 Chair Catherine S. Brune Other Members Cynthia J. Brinkley Kimberly J. Harris James C. Johnson(1) Steven H. Lipstein
•
Adopts policies and procedures for identifying and evaluating director nominees; identifies and evaluates individuals qualified to become Board members and director candidates, including individuals recommended by shareholders.

•
Oversees the annual self-assessments of the Ameren board of directors and its committees.

•
Reviews the Ameren board of directors’ policy for director compensation and benefits.

•
Establishes a process by which shareholders and other interested persons will be able to communicate with members of the Ameren board of directors.

•
Develops and recommends to the Board corporate governance guidelines; oversees the Company’s Related Person Transactions Policy (see “— Board Practices, Policies and Processes — Related Person Transactions Policy” below).

•
Assures that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents (including, as appropriate, shareholders, employees, communities and customers); reviews and recommends to the Ameren board of directors shareholder proposals for inclusion in proxy materials.

•
Reviews semi-annually with management the performance for the immediately preceding six months regarding constituent relationships (including, as appropriate, relationships with shareholders, employees, communities and customers).

•
Performs other actions as required by the NYSE listing standards and its Charter, including the retention of independent legal counsel and other advisors.

(1)
Effective as of the Annual Meeting, in accordance with the Board’s retirement age policy, Mr. Johnson is not standing for reelection and will retire from the Board and will no longer serve as a member of the Nominating and Corporate Governance Committee.

16	Ameren Illinois Company

Corporate Governance
Nuclear, Operations and Environmental Sustainability Committee
Meetings in 2024: 6 Chair Rafael Flores Other Members Ward H. Dickson Kimberly J. Harris Craig S. Ivey Leo S. Mackay, Jr. Steven O. Vondran
•
Oversees and reviews Ameren’s and its subsidiaries’ nuclear and other electric generation and electric and gas transmission and distribution operations, including safety (including emergency preparedness and response), environmental matters, plant physical and cyber security, performance and compliance issues and risk management policies and practices related to such operations.

•
Reviews the impact of any significant changes in, and oversees compliance with, laws, regulations and standards specifically related to Ameren’s and its subsidiaries’ facilities and operations.

•
Reviews significant inquires from and the results of major inspections and evaluations by regulatory agencies and oversight groups and management’s response thereto.

•
Reviews Ameren’s and its subsidiaries’ policies, practices, programs and performance related to environmental sustainability, as well as significant communications and reporting to stakeholders regarding environmental sustainability matters.

•
Reviews and reports to Ameren’s board of directors on the effectiveness of management in operating and managing, and the principal risks (including regulatory, reputational, business continuity, and environmental sustainability risks, including those related to climate change and water resource management) related to Ameren’s and its subsidiaries’ operating facilities, including Ameren Missouri’s nuclear energy center.

•
Reviews and provides input to the Human Resources Committee on appropriate safety, environmental sustainability and operational goals to be included in Ameren’s and its subsidiaries’ executive compensation programs and plans.

•
Performs other actions as required by its Charter, including the retention of legal, accounting or other advisors.

Corporate Governance Policies and Processes
Corporate Governance Policies, Committee Charters and Codes of Ethics
Ameren’s Board of Directors has adopted a Director Nomination Policy, a Policy Regarding Communications to the Board of Directors and a Related Person Transactions Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit and Risk Committee, Human Resources Committee, Nominating and Corporate Governance Committee, Nuclear, Operations and Environmental Sustainability Committee, Finance Committee, and Cybersecurity and Digital Technology Committee. Ameren’s Board of Directors also has adopted a Code of Ethics applicable to all of the directors, officers and employees of Ameren and its subsidiaries, including the Company, and a Supplemental Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found in the Investors’ section of Ameren’s website at www.amereninvestors.com/corporate-governance. These documents are also available in print free of charge to any shareholder who requests them from the Office of the Company’s Secretary. The information on the Company’s website, or any other website referenced in this report, is not incorporated by reference into this information statement.
Board and Committee Meetings and Annual Meeting Attendance
During 2024, the Board of Directors met four times. Each director then serving on the Board attended at least 75 percent of the total meetings during the year.
The Company has adopted a policy under which Board members are expected to attend each shareholders’ meeting. At the 2024 annual meeting of shareholders, which was held in a virtual format, all of the then-incumbent directors were in attendance.
2025 Information Statement	17

Corporate Governance
Standing Board Committee Governance Practices
Ameren’s standing Board committees focus on good governance practices. These include:
•
requiring several meetings to discuss important decisions;

•
receiving meeting materials well in advance of meetings;

•
conducting regular executive sessions with committee members only; and

•
retaining external legal, accounting or other advisory services, as applicable and as determined by Ameren’s standing Board committee.

Common Stock Ownership Requirement
Ameren has a stock ownership requirement for members of the Senior Leadership Team (which includes the NEOs) that fosters long-term common stock ownership and is intended to align the interests of the Senior Leadership Team and shareholders. As set forth Ameren’s Corporate Governance Guidelines, each member of the Senior Leadership Team is required to own shares of Ameren’s common stock valued as a percentage of base salary as follows:
•
Chairman, President and Chief Executive Officer of Ameren: 6 times base salary;

•
Chief Financial Officer of Ameren and each Ameren business segment President: 3 times base salary;

•
Other Section 16 Officers: 2 times base salary; and

•
All other members of the Senior Leadership Team: 1 times base salary.

If at any time a member of the Senior Leadership Team does not satisfy the applicable stock ownership requirement, such member must retain at least 75 percent of the after-tax shares he or she acquires upon the vesting and settlement of (i) awards that are then outstanding under Ameren’s equity compensation programs and (ii) any future awards granted under Ameren’s equity compensation programs, until the applicable stock ownership requirement is satisfied. All NEOs satisfy the stock ownership requirements, including taking into account any base salary increases for fiscal year 2025, with the exception of Mr. Singh, who joined the Company in 2022.
For purposes of meeting Ameren’s Senior Leadership Team stock ownership requirements, the following forms of Ameren equity ownership are included:
•
Stock beneficially owned, directly or indirectly (as defined in Rule 13d-3 under the Securities Act of 1933, as amended (“Securities Act”)), including vested time-based RSU awards and excluding unearned PSU and performance-based RSU awards; and

•
Stock held in Ameren’s Dividend Reinvestment and Stock Purchase Plan and in any qualified individual account benefit plan.

Related Person Transactions Policy
Ameren’s Board of Directors has adopted the Ameren Corporation Related Person Transactions Policy. The policy applies to Ameren and its subsidiaries, including the Company, which are registered companies under the Exchange Act. This written policy provides that Ameren’s Nominating and Corporate Governance Committee will review and approve Related Person Transactions (as defined below); provided that Ameren’s Human Resources Committee will review and approve the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose annual compensation exceeds $120,000. The Chair of Ameren’s Nominating and Corporate Governance Committee has been delegated authority to act between Nominating and Corporate Governance Committee meetings. References in this section to the Nominating and Corporate Governance Committee and the Human Resources Committee refer to Ameren’s Nominating and Corporate Governance Committee and Ameren’s Human Resources Committee, respectively.
The policy defines a “Related Person Transaction” as a transaction (including any financial transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships)) in which Ameren (including the Company and any of Ameren’s other subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000 and in which any Related Person (as defined
18	Ameren Illinois Company

Corporate Governance
below) had, has or will have a direct or indirect material interest, other than: (1) transactions where the rates are competitively bid and the lowest bid is accepted, or transactions involving the rendering of services as a common or contract carrier, or regulated public utility services transactions at rates fixed in conformity with law or governmental authority; (2) transactions involving trustee type services; (3) transactions in which the Related Person’s interest arises solely from ownership of Company equity securities and all equity security holders received the same benefit on a pro rata basis; (4) an employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction if (i) the compensation arising from the relationship or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules or (ii) the executive officer is not an immediate family member of another executive officer or director and such compensation would have been reported under the SEC’s executive and director compensation proxy statement disclosure rules as compensation earned for services to the Company if the executive officer was a named executive officer as that term is defined in the SEC’s executive and director compensation proxy statement disclosure rules, and such compensation has been or will be approved, or recommended to Ameren’s Board of Directors for approval, by the Human Resources Committee of Ameren’s Board of Directors; or (5) compensation of or transaction with a director, if the compensation or transaction is or will be reported pursuant to the SEC’s executive and director compensation proxy statement disclosure rules.
A “Related Person” is defined as (1) each director, director nominee and executive officer of the Company, (2) any person who is known by the Company (or any subsidiary of the Company) to be the beneficial owner of more than five percent of any class of the Company’s voting securities, (3) immediate family members of the foregoing persons and (4) any entity in which any of the foregoing persons is a general partner or principal or in a similar position or in which such person and all of the other Related Persons have a ten percent or greater beneficial interest. “Immediate family member” is defined as any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner of the Company, and any person (other than domestic employees) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner.
The Office of the Secretary of Ameren assesses whether a proposed transaction is a Related Person Transaction for purposes of the policy.
The policy recognizes that Related Person Transactions may, in some circumstances, be in the best interests of the Company and its shareholders.
The approval procedures in the policy identify the factors the Nominating and Corporate Governance Committee will consider in evaluating whether to approve or ratify Related Person Transactions or material amendments to pre-approved Related Person Transactions. The Nominating and Corporate Governance Committee will consider all of the relevant facts and circumstances available to the Nominating and Corporate Governance Committee, including (if applicable) but not limited to: the benefits to the Company; the actual or apparent conflict of interest of the Related Person in the event of the Related Person Transaction, including, but not limited to, the impact on a director’s independence; the availability and costs of other sources for comparable products or services; the terms of the transaction; the terms available to or from unrelated third parties or to employees generally; and an analysis of the significance of the transaction to both the Company and the Related Person. The Nominating and Corporate Governance Committee will approve or ratify only those Related Person Transactions (a) that are in compliance with applicable SEC rules and regulations, NYSE listing requirements and the Company’s policies, including but not limited to the code of ethics and (b) that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Nominating and Corporate Governance Committee determines in good faith. The policy provides for the pre-approval by the Nominating and Corporate Governance Committee of certain Related Person Transactions up to one year prior to the commencement of the transaction. The Human Resources Committee will review and approve on an annual basis the compensation of each Company employee who is an immediate family member of a Company director or executive officer and whose total annual compensation exceeds $120,000.
During 2024, other than employment by the Company or its affiliates, the Company had no Related Person Transactions with directors and nominees for director and no Related Person Transactions are currently proposed.
2025 Information Statement	19

Corporate Governance
Insider Trading Policy
Ameren and its subsidiaries maintain an insider trading policy (“Insider Trading Policy”), which governs the purchase, sale and other dispositions of Ameren’s securities by Ameren’s and its subsidiaries’ directors, officers, and employees, including their respective immediate family members and affiliates, as well as contractors, consultants, and third parties conducting business with Ameren and its subsidiaries, and Ameren and its subsidiaries. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any NYSE listing standards applicable to us. Ameren and its subsidiaries’ Insider Trading Policy is attached as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024.
Director Compensation
Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are employees of Ameren or its subsidiaries.
Other Matters
The Board of Directors does not know of any matter, other than the election of directors, which may be presented at the Annual Meeting.
Information About Our Executive Officers
The executive officers of the Company are listed below, along with their ages as of December 31, 2024, all their positions and offices held with the Company or its affiliates of March 15, 2025, and their tenures as officers, and their titles for at least the last five years.
Name	Age	Positions	Period
Martin J. Lyons, Jr.	58	Chairman, President, and Chief Executive Officer; Ameren	January 2022(a)−Present
		Chairman and President; Ameren Missouri	December 2019−January 2022
Michael L. Moehn	55	Senior Executive Vice President and Chief Financial Officer	March 2023−Present
		Chairman and President; Ameren Services	December 2019−Present
		Executive Vice President and Chief Financial Officer	December 2019−February 2023
Stephen C. Lee	53	Vice President, Interim General Counsel and Secretary	February 2025−Present
		Vice President and Deputy General Counsel	April 2020−February 2025
Leonard P. Singh	55	Chairman and President	August 2022(b)−Present
Shawn E. Schukar	63	Chairman and President; ATXI	May 2017−Present
Mark C. Lindgren	57	Executive Vice President, Corporate Communications, and Chief Human Resources Officer; Ameren Services	March 2023−Present
		Senior Vice President, Corporate Communications, and Chief Human Resources Officer; Ameren Services	September 2015−February 2023
20	Ameren Illinois Company

Corporate Governance
Name	Age	Positions	Period
Gwendolyn G. Mizell	63	Senior Vice President and Chief Sustainability Officer; Ameren Services	March 2023−Present
		Vice President, Chief Sustainability, Diversity, & Philanthropy Officer; Ameren Services	March 2022−February 2023
		Vice President, Innovation, and Chief Sustainability Officer; Ameren Services	January 2021−March 2022
		Vice President, Sustainability and Electrification; Ameren Services	June 2019−January 2021
Theresa A. Shaw	52	Senior Vice President, Finance, and Chief Accounting Officer	August 2021−Present
		Senior Vice President, Regulatory Affairs and Financial Services; Ameren Illinois	September 2019−August 2021

(a)
Elected President and Chief Executive Officer of Ameren in January 2022, and Chairman of Ameren in November 2023.

(b)
Leonard P. Singh served as Senior Vice President of Consolidated Edison Company of New York from December 2020 to June 2022 and as Vice President, Manhattan Electric Operations of Consolidated Edison Company of New York from June 2015 to December 2020.

Officers are generally elected or appointed annually by the respective board of directors of each company, following the election of board members at the annual meetings of shareholders. No arrangement or understanding exists between any of the above-named executive officers and the Company nor with any other person or persons pursuant to which any executive officer was selected as an officer. There are no family relationships among the executive officers or between any executive officer or any director of the Company. Except as noted, the above-named executive officers have been employed by an Ameren company for more than five years in executive or management positions.
2025 Information Statement	21

Executive Compensation Matters
The information contained in the following Human Resources Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Human Resources Committee Report
The Human Resources Committee (the “Committee”) of Ameren Corporation’s (“Ameren”) Board of Directors discharges the Board’s responsibilities relating to compensation of Ameren Illinois Company’s (the “Company”) executive officers. The Committee approves and evaluates all compensation of executive officers, including salaries, bonuses and other compensation plans, policies and programs of the Company.
The Committee also fulfills its duties with respect to the Compensation Discussion and Analysis and Human Resources Committee Report portions of the information statement, as described in the Committee’s Charter. The Compensation Discussion and Analysis has been prepared by management of the Company and its affiliates.
The Committee met with management of the Company and its affiliates and the Committee’s independent consultant to review and discuss the Compensation Discussion and Analysis. Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this information statement, and the Board approved that recommendation.
Ameren Human Resources Committee:
Cynthia J. Brinkley, Chair
Richard J. Harshman
James C. Johnson
Steven H. Lipstein
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation decisions made for 2024 with respect to our named executive officers, or “NEOs,” which are listed in the following table.
NAMED EXECUTIVE OFFICERS
Named Executive Officer	Title
Leonard P. Singh	Chairman and President, Ameren Illinois
Michael L. Moehn	Senior Executive Vice President and Chief Financial Officer, Ameren
Martin J. Lyons, Jr.	Chairman, President and Chief Executive Officer, Ameren
Chonda J. Nwamu*	Former Executive Vice President, General Counsel and Secretary, Ameren
Shawn E. Schukar	Chairman and President, Ameren Transmission Company of Illinois

*
Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025.

22	Ameren Illinois Company

Executive Compensation Matters
2024 Executive Compensation Highlights
Ameren’s pay-for-performance program led to the following actual 2024 compensation being earned:
•
2024 annual short-term incentive base awards based on Ameren’s GAAP diluted earnings per share (“EPS”), safety and operational performance, customer-focused and economic opportunity and inclusion measures were earned at 131.6 percent of target, in addition to the individual performance modification discussed below. This payout reflected strong financial and operational performance by Ameren and its subsidiaries in 2024 that was due, in part, to the strong execution of Ameren’s strategy, including investing approximately $4.3 billion in capital projects, solid reliability of its operations for the benefit of customers, strong strategic capital allocation, and disciplined cost management.

•
Ameren ranked 11th in Relative TSR compared to the defined TSR peer group of 19 companies (i.e., the 44th percentile) over the three-year measurement period (2022-2024). Ameren’s TSR during the performance period was 15.7 percent, driven by share price appreciation of approximately 1.6 percent, dividends, and dividend growth over the period. The February 10, 2022 PSU awards increased in value from $87.71 per share on the grant date to $89.14 per share as of December 31, 2024. Based on this TSR performance, the PSU long-term incentive awards tied to Relative TSR that were granted in 2022 were earned at 88.0 percent of target.

•
The PSU long-term incentive awards tied to Clean Energy Transition that were granted in 2022 were earned at 200.0 percent of target based on the retirement of fossil-fired energy centers and the installation of renewable generation in an aggregate amount of 2,518 MW over the three-year measurement period (2022-2024). This performance exceeded the maximum level of 1,785 MW and reflected the retirement of the Meramec coal-fired energy center in December 2022, the addition of the Community, Boomtown, Huck Finn, Cass County, and East St. Louis solar and storage projects, five Neighborhood solar projects in Missouri and Illinois and the retirement of the Rush Island coal-fired energy center in October 2024.

Guiding Objectives
Our objective for compensation of the NEOs is to provide a competitive total compensation program that is based on the size-adjusted median of the compensation opportunities provided by similar utility companies, adjusted for our short- and long-term performance and the individual’s performance. The adjustment for our performance aligns the long-term interests of the NEOs with that of Ameren’s shareholders to maximize shareholder value.
2025 Information Statement	23

Executive Compensation Matters
Ameren’s compensation philosophy and related governance features are executed by several specific policies and practices that are designed to align Ameren’s executive compensation with long-term shareholder interests, including:
What we do:	What we don’t do:

Target pay opportunities based on a reasonable range around the size-adjusted median of those provided by similar utility companies, with actual payouts dependent on our corporate short- and long-term performance and the individual’s performance.

Maintain a short-term incentive program that is entirely performance-based with the primary focus on our EPS and additional focus on safety, operational, customer, opportunity and inclusion metrics and individual performance.

Design our long-term incentive program with the primary focus on our TSR versus that of a utility peer group and with additional focus on our clean energy transition.

Maintain a clawback policy for the recoupment of excess incentive compensation paid to executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

Include in our short-term and long-term incentive awards additional “clawback” provisions that are triggered if the Company makes certain financial restatements, or if the award holder engages in conduct or activity that is detrimental to the Company or violates the confidentiality or customer or employee non-solicitation provisions.

Maintain stock ownership requirements for our Senior Leadership Team and non-management directors.

Provide reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this information statement.

Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.

Engage an independent compensation consultant who reports directly to the Committee.

No employment agreements.

No employee, officer or director is permitted to hedge Ameren securities.

No executive officer or director is permitted to pledge Ameren securities.

No tax “gross-up” payments on perquisites (other than executive relocation expenses).

No dividends or dividend equivalents paid on unearned incentive awards.

No repricing or backdating of equity-based compensation awards.

No excise tax “gross-up” payments except for officers who became participants in the Change of Control Severance Plan prior to October 1, 2009.

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Overview of Executive Compensation Program Components
In 2024, our compensation program for the NEOs consisted of several compensation elements, each of which is discussed in more detail below.
Type	Form	Terms
Fixed Pay	Base Salary	• Set annually by the Human Resources Committee based upon market data, executive performance and other factors.
Short-term incentives	Cash Incentive Pay	• Based upon Ameren’s GAAP diluted EPS, safety performance, operational, customer and economic opportunity and inclusion measures with an individual performance modifier.
Long-term incentives	Performance Share Units (“PSUs”)
•
60% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria of TSR compared to utility industry peers over a three-year performance period.

•
10% of the value of the annual long-term incentive award is granted in the form of PSUs with a performance criteria that measures renewable generation and energy storage additions, as well as fossil-fired energy center retirements, over a three-year performance period, in MW (the “Clean Energy Transition” metric).

	Restricted Stock Units (“RSUs”)	• 30% of the value of the annual long-term incentive award is granted in the form of time-based RSUs. RSUs have a vesting period of approximately three years.
Other	Retirement Benefits
•
Employee benefit plans available to all employees, including 401(k) savings and pension plans.

•
Supplemental retirement benefits that provide certain benefits not available due to tax limitations.

•
Deferred compensation program that provides the opportunity to defer part of base salary and short-term incentives, with earnings on the deferrals based on market rates.

	“Double-Trigger” Change of Control Protections	• Change of control severance pay and accelerated vesting of PSUs and RSUs require both (i) a change of control and (ii) a qualifying termination of employment.
	Perquisites	• Reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this information statement.
Ameren also provides various health and welfare benefits to the NEOs on substantially the same basis as it provides to all salaried employees.
Each element is reviewed individually and considered collectively with other elements of Ameren’s compensation program to ensure that it is consistent with the goals and objectives of that particular element of compensation, as well as Ameren’s overall compensation program.
Market Data and Compensation Peer Group
In October 2023, Meridian, the Committee’s independent compensation consultant, collected and analyzed comprehensive data regarding similar utility industry companies, including base salary, target short-term incentives (non-equity incentive plan compensation) and long-term incentive opportunities. The data was obtained from a proprietary database maintained by Aon.
Compensation opportunities for the NEOs were compared to the size-adjusted median of the compensation opportunities for comparable positions provided by utility companies similar to Ameren (the “Market Data”), defined as regulated utility industry companies in a
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Executive Compensation Matters
revenue size range approximately one-half to two and one-half times Ameren’s size, with limited exceptions (Ameren’s “compensation peers”). To the extent utility industry data is not available or applicable, general industry data is used. The Committee’s independent consultant used statistical techniques to adjust the data to be appropriate for Ameren’s revenue size. Ameren’s compensation peers have a range of revenues, but because of the use of regression analysis, this did not necessarily impact the Market Data.
Ameren provides compensation opportunities at levels informed by the Market Data and designs its incentive plans to pay more or less than the target amount when performance is above or below target performance levels, respectively. Thus, Ameren’s plans are designed to result in payouts that are market-appropriate given its performance for that year or period.
The companies identified as the “compensation peers” used to develop 2024 compensation opportunities from the above-described data are listed in the graphic below. The list is subject to change each year depending on merger and acquisition activity, the availability of the companies’ data through Aon’s database and the continued appropriateness of the companies in terms of size and industry in relation to Ameren.
TSR Peer Group
For purposes of measuring Ameren’s relative TSR performance for the PSU awards, Ameren uses a distinct peer group (the “TSR Peer Group”) that overlaps with the “compensation peers” discussed above. The 2024 TSR Peer Group was established as of February 2024 using the following criteria:
•
Classified as a “Listed United States Power Company” within S&P Global Intelligence’s Market Intelligence database.

•
Market capitalization greater than $2 billion.

•
Minimum S&P credit rating of BBB- (investment grade).

•
Dividends flat or growing over the last twelve-month period.

•
Not an announced acquisition target.

•
Not undergoing a major restructuring.

The 19 companies included in the 2024 TSR Peer Group effective as of January 1, 2024, are listed in the graphic below. The TSR Peer Group companies are not entirely the same as the compensation peers used for market pay comparisons, because inclusion in this group was not dependent on a company’s revenues relative to Ameren or its participation in an executive pay database. The 2024 TSR Peer Group may be impacted by acquisition and restructuring events. Peer companies engaged in merger and acquisition (“M&A”) activities within the first 18 months of the performance period are eliminated from the peer group and peer companies engaged in M&A activities within the second 18 months of the performance period are fixed above or below Ameren based on relative TSR positioning 90 calendar days prior to a public announcement or reputable media or analyst report.
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COMPARISON OF COMPENSATION PEER GROUP AND TSR PEER GROUP
Mix of Pay
Ameren believes that both cash compensation and non-cash compensation are appropriate elements of a market-competitive, performance-based, shareholder-aligned total rewards program. Cash compensation is short-term compensation (i.e., base salary and annual incentive awards), while non-cash compensation is generally long-term compensation (i.e., equity-based incentive compensation).
A significant percentage of total compensation is allocated to short-term and long-term incentives as a result of the philosophy mentioned above. During 2024, there was no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. The allocation between current and long-term compensation was based primarily on competitive market practices relative to base salaries, annual incentive awards and long-term incentive award values. By following this process, the impact on executive compensation is to increase the proportion of pay that is at risk as an individual’s responsibility within the Company increases and to create long-term incentive opportunities that exceed short-term opportunities for NEOs.
The following graphs summarize the mix of fixed and at-risk compensation, as well as the mix of cash and equity-based compensation, in each case as of December 31, 2024, for the principal executive officer and the other NEOs based on full-year base salary, short-term incentive and long-term incentive award opportunities.
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Executive Compensation Matters
2024 Short-Term and Long-Term Incentive Compensation Targets
Name	Short-Term Incentive Targets*	Long-Term Incentive Targets*
Singh	80%	210%
Moehn	85%	315%
Lyons	125%	475%
Nwamu	70%	180%
Schukar	65%	155%

*
As a percentage of base salary.

Base Salary
Ameren’s base salary program is designed to reward the NEOs with market competitive salaries based upon role, experience, competence and sustained performance.
Ameren determines the amount for base salary by referencing the Market Data discussed above. Based on this data and the scope of each NEO’s role, a base salary range was established for each position at +/- 20 percent of the established market rate for the position. The base salary of each NEO is typically managed within this pay range.
In 2023, Mr. Lyons recommended a 2024 base salary increase for each of the other NEOs, considering the executive’s then-current salary in relation to the Market Data, experience and sustained individual performance and results. These recommendations, which took into account the Market Data provided by the Committee’s compensation consultant, were presented to the Committee for discussion and approval at the December 2023 Committee meeting. Increases were approved based on the Market Data and base salary range, experience, individual performance and the need to retain an experienced team. Performance takes into account competence, initiative, leadership and contribution to achievement of our goals.
In December 2023, the Committee also approved an increase to the 2024 base salary of Mr. Lyons from $1,200,000 to $1,275,000, effective as of January 1, 2024, in connection with Mr. Lyons’ annual performance review. The Committee’s decision to adjust Mr. Lyons’ base salary was based on a number of factors, including his performance as Ameren’s Chief Executive Officer and the Committee’s review of the Market Data for the chief executive officer position.
Short-Term Incentive Compensation
2024 Ameren Short-Term Incentive Plan
The Ameren Short-Term Incentive Plan (“STIP”) for 2024 was designed to reward the achievement of Ameren’s EPS performance goals, as well as the achievement of goals relating to safety performance, operational results, customer-focused measures, and opportunity and inclusion results, with modifications based on individual performance. The STIP is designed to incentivize higher annual corporate and individual performance.
After considering overall strategy, business needs and industry practices, the following changes were made to the STIP metrics for 2024:
•
To align with Ameren’s focus on eliminating life-changing events, the High-Energy Serious Injury and Fatality (“HSIF”) metric was added. HSIF is an event where “high energy” (defined as 500 foot-pounds or greater) is released presenting risk of a serious injury or loss of life. HSIF was added as a standalone metric and as a performance modifier for the existing safety metrics; prior to 2024, the Serious Injury and Fatality (“SIF”) metric was used as a performance modifier for such metrics.

•
The INPO Performance Index metric was adopted to measure the overall plant performance at the Callaway Energy Center over an 18-month performance period through an index of safety and reliability measures, consistent with the Institute of Nuclear Power Operations (“INPO”). Prior to 2024, the Callaway Performance Index, which measured overall nuclear energy center performance through an industry standard index over a 12-month period, was used to measure operational performance.

•
The Local Small, and Local Diverse Business Economic Impact Indicator (“EII”) metric was added to measure the spend achieved with Tier 1 local small, and local diverse businesses in Missouri and Illinois. The EII metric focused on expanding the community

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economic impact of spending by engaging local small and local diverse businesses, and enabling Ameren to partner with, develop and grow a larger potential vendor pool. Prior to 2024, a supplier diversity spending metric was used to measure economic opportunity performance.
•
The System Average Duration Frequency Index (“SAIDI”) metric was adopted to measure customer reliability by calculating the total duration of the average customer interruption over a one-year period. Prior to 2024, the SAIFI index was used to measure customer reliability performance.

•
The Customer Satisfaction Index (“CSAT”) was adopted to measure customer satisfaction across various channels and types of interactions, including telephone calls, virtual and website support and transactions, and field service calls, as well as the accuracy of estimated service restoration times (“ESRT”) for “blue sky” days. Prior to 2024, JD Power and Ameren Listens were used to measure customer satisfaction.

How the STIP Works
The 2024 STIP was composed of the following components:
•
Ameren’s EPS (70% weight);

•
safety, as measured by safety c2c engagement rate, job-safety briefing c2c interactions, and HSIF count (10% weight);

•
customer-focused measures, including quantitative measures relating to reliability and customer satisfaction (10% weight);

•
operational performance, as measured by the INPO Performance Index (5% weight);

•
economic opportunity & inclusion metrics, including quantitative measures relating to workforce opportunity and economic impact to local small, and local diverse businesses (5% weight);and

•
an individual performance modifier.

Set Initial Targets
Measure YE Results
Calculate Formulaic Award
Adjust for Individual Performance
EPS Weighted 70%
Safety 10%
Customer 10%
Operational 5%
Economic Opportunity & Inclusion 5%
EPS Results
Safety Results
Customer Results
Operational Results
Economic Opportunity & Inclusion Results
Base Award
+25%
Individual Performance Modifier
-25%
Final Short-Term Incentive Award

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Executive Compensation Matters
Targets for 2024 STIP Performance Metrics
The Committee approved the performance metrics to be included in the STIP, as well as established threshold, target and maximum goals for each of the metrics. Payouts for each measure for performance falling between the established goals were interpolated on a straight-line basis. Following is a description of each metric, as well as key factors that the Committee considers in establishing the related goals:
Earnings Per Share
The STIP includes a principal focus on financial results as measured by Ameren’s EPS. The Committee believes EPS is a key indicator of financial strength and performance and is recognized as such by the investment community. The target EPS performance goal under the STIP is established based on the financial budget approved by the Board of Directors and is aligned with Ameren’s annual GAAP earnings guidance. The Committee may adjust EPS performance results for certain events that the Committee determines are not representative of performance.
Safety Measures
The safety c2c engagement rate measures the percentage of co-workers (unique observers) that have performed c2c’s during a month. Monthly participation rate results are averaged to determine the annual participation rate. A c2c safety interaction is a leading indicator for safety performance that reinforces safety as a core value by enabling employees to recognize and eliminate at-risk behaviors or conditions and reinforce safe behaviors in the workplace, ultimately improving safety culture and outcomes. The Safety c2c Engagement Rate target for all Ameren co-workers for 2024 is 58%. Officers that are participants in the STIP are rewarded based on the percentage of management and bargaining unit workgroups that achieve the 58% c2c engagement rate.
The job-safety briefing c2c interaction metric measures the number of job-safety briefing c2c’s conducted by field-based leadership (first-line supervisors through vice presidents) using a job-briefing c2c template designed to put focus on active participation, hazard identification and risk mitigation in the job briefing process. These interactions have been shown to have a high correlation with good safety outcomes. They also support the importance of leadership being in the field to observe and provide coaching on the briefing process. STIP participants are rewarded based on the percentage of Ameren field workgroups that achieve their established 2024 job-safety briefing observations target. The 2024 job-safety briefings target was established to ensure that field-based leaders would execute at least 58% of their c2c interactions on job safety briefings.
The HSIF metric measures the number of events where high energy (defined as 500 foot-pounds or greater) is released presenting risk of a serious injury or loss of life. This metric aligns with Ameren’s focus on eliminating life-changing events and has a recognized industry definition based on objective criteria that reflect injury severity.
The safety c2c engagement rate and job-safety briefing c2c metrics were subject to a limit of 100% of target, regardless of actual results, if the HSIF rate target of 3 was not achieved.
Customer-Focused Measures
SAIDI is a standard customer reliability measure that assesses the total duration of the average customer interruption over a one-year period. The measure is calculated consistent with reporting standards of the Institute of Electrical and Electronics Engineers, which excludes major events (e.g., major storms). A lower SAIDI result indicates higher performance. This metric is calculated based on the customer weighted average between Ameren Illinois and Ameren Missouri.
The CSAT Index measure is based on: (1) customer satisfaction ratings across various channels and types of interactions, including telephone calls, virtual and website support and transactions, and field service calls, and (2) the accuracy of estimated service restoration times (“ESRT”) for “blue sky” days.
Operational Measure
The INPO Performance Index measures overall plant performance over an 18-month performance period through an index of safety and reliability measures, consistent with the INPO Index. This index is calculated using a weighted combination of World Association of Nuclear Operators (“WANO”) and INPO performance indicators and has a value between 0 — 100. A higher score indicates higher performance.
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Economic Opportunity & Inclusion Measures
The Local Small, & Local Diverse Business Economic Impact Indicator (EII) metric focused on amplifying the community economic impact of local small, and local diverse businesses and enabling Ameren to partner with, develop and grow a larger potential vendor pool. The EII metric measures Tier 1 spend achieved with eligible local businesses in Missouri and Illinois.
The Workforce Opportunity metric measured the percentage of leadership positions filled during the plan year that included a qualified and diverse slate of candidates when interviews were conducted. Leadership positions were filled based on merit. The 2024 Workforce Opportunity metric target took into account prior year results, as well as the talent pool and roles Ameren and its subsidiaries expected to be hiring for in 2024.
Individual Performance Modifier
The 2024 STIP base award for each NEO was subject to upward or downward adjustment for individual performance on key performance variables. These included leadership and the achievement of key operational goals (other than those specifically mentioned in the plan), as applicable and as determined by the Committee. The individual performance modifier for the CEO is determined by the Committee in its sole discretion.
Historically, the Individual Performance Modifier has been used to differentiate performance that is considerably above or below expectations. Such differentiations do not lend themselves to formulas and are applied at the Committee’s discretion.
The Individual Performance Modifier could reduce the base award by up to 25 percent, with the ability to pay zero for poor or non-performance. Increases could be up to 25 percent of the base award, with a potential maximum total award at 200 percent of each NEO’s target opportunity.
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Executive Compensation Matters
Base Award Earned through the Achievement of 2024 STIP Performance Measures
At the February 2025 Committee meeting, Ameren’s management presented 2024 STIP performance metric achievement levels and Mr. Lyons recommended STIP payouts for the NEOs (other than with respect to himself) to the Committee for review. The final performance results approved by the Committee are shown in the table below.
2024 STIP Performance Adjustments
As reflected in the table above, the 2024 STIP results reflect adjustments to Ameren’s 2024 diluted earnings per share and economic opportunity and inclusion measures. Specifically, the Committee approved an adjustment to 2024 earnings per share in accordance with GAAP to exclude the impact of two proceedings that concluded in 2024, each of which had been ongoing for more than ten years and
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which the Committee determined were not representative of 2024 performance: (i) a $45 million charge, net of tax impact, related to the settlement of the Rush Island Clean Air Act proceeding, and (ii) a $10 million charge, net of tax impact, related to refunds payable pursuant to the October 2024 FERC order that revised the FERC-regulated transmission rate base under the MISO tariff for certain historical periods. In addition, the Committee approved a reduction in the payout under the economic opportunity and inclusion measure to reflect increased levels of spending with Tier 1 local small and diverse businesses as a result of an expansion of the eligibility criteria after the 2024 spending targets were established.
Earned through Individual Performance Modifier
As discussed above, the 2024 STIP base awards were subject to upward or downward adjustment by up to 25 percent based upon an NEO’s individual contributions and performance on certain key performance variables during the year. For 2024, the Committee, after consultation with Mr. Lyons, increased the 2024 STIP base award for Mr. Moehn by 15 percent, and for Ms. Nwamu, Mr. Singh and Mr. Schukar by 10 percent. The Committee increased the 2024 STIP base award for Mr. Lyons by 15 percent.
Resulting 2024 STIP Payouts
Actual 2024 STIP payouts are shown below as a percent of target. Payouts were made in February 2025, and are set forth under column (f) entitled Non-Equity Incentive Plan Compensation in the Summary Compensation Table.
Name	Final Payout as Percent of Target
Singh	144.8%
Moehn	151.3%
Lyons	151.3%
Nwamu	144.8%
Schukar	144.8%
Long-Term Incentive Compensation
The Ameren Long-Term Incentive Program (“LTIP”) is intended to reward NEOs for their contributions to Ameren’s long-term success by providing the opportunity to earn shares of Ameren common stock.
Role of the LTIP
The design of the 2024 LTIP is substantially similar to the 2023 program. The 2024 LTIP awards, which are governed by the shareholder-approved 2022 Plan, are designed to serve the following roles in the compensation program:
•
Align with shareholder interests: PSU and RSU awards are denominated in Ameren common stock units and paid out in shares of Ameren common stock. Payout of PSUs is dependent on (i) Ameren’s TSR compared to the returns of the TSR Peer Group over a three-year performance period (60% of the overall grant value), (ii) achievement of Clean Energy Transition goals (10% of the overall grant value), and (iii) continued employment through the payment date (the “PSU vesting period”). RSUs, which account for 30% of the value of the 2024 LTIP grants, are the right to receive a share of Ameren common stock subject to continued employment through the payment date in March of the third calendar year following the grant date (the “RSU vesting period”).

•
Reinforce long-term focus: Continue to drive company strategy and critical success measures over the vesting period.

•
Share the value created for shareholders: Share Ameren common stock price increases, decreases and dividends over the vesting period.

•
Promote stock ownership: Payout of earned PSU and RSU awards is made 100% in Ameren common stock, with the dividends on common stock, as declared and paid, reinvested into additional PSUs and RSUs throughout the vesting period.

•
Promote retention of executives during the vesting period: Annual competitive grants provide incentive for executives to stay with the Company during the vesting period.

•
Be competitive with market practice: The majority of regulated utility companies use a mix of PSUs and RSUs, as well as the TSR performance measure.

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Executive Compensation Matters
2024 Grants
For 2024, a target number of PSUs and RSUs (determined primarily based on the Market Data mentioned above) was granted to each NEO pursuant to the 2022 Plan, as reflected in columns (g) and (i) of the Grants of Plan-Based Awards Table. The threshold and maximum amounts of payout for the 2024 PSU awards are reflected in columns (f) and (h) of the Grants of Plan-Based Awards Table (not including any potential dividends).
The following chart illustrates how the target number of PSUs and the number of RSUs are calculated:
•
RSUs are subject to a time-based vesting period of approximately three years and represent 30% of the total 2024 annual grant value.

•
PSUs are earned based on the achievement of specific performance criteria over the three-year performance period.

•
PSUs tied to relative TSR represent 60% of the total 2024 annual grant value. The NEOs’ actual number of 2024 PSUs earned, tied to relative TSR, will vary from 0 percent to 200 percent, based on our 2024-2026 TSR measured relative to the TSR Peer Group.

•
TSR is calculated as the change in the 30-trading-day average of the stock price prior to the beginning of the award period and the 30-trading-day average of the stock price prior to the end of the award period, plus dividends paid (assuming reinvestment on each company’s ex-dividend date), divided by such beginning average stock price.

•
PSUs tied to Clean Energy Transition goals represent 10% of the total 2024 annual grant value. The NEOs’ actual number of 2024 PSUs earned, tied to Clean Energy Transition, will vary from 0 percent to 200 percent based on pre-established goals related to the total MW tied to renewable generation, energy storage additions and coal-fired energy center retirements. This measure includes MW associated with new wind, solar, hydro, biomass, landfill gas and energy storage added to Ameren’s generation portfolio over the three-year period.

•
For both PSUs and RSUs:

•
The actual number of shares earned will be contingent on continued employment through the payment date (other than with respect to death, disability, an eligible retirement or qualifying termination under a change of control, as described in more detail under “Potential Payments upon Termination or Change in Control”). An eligible retirement is defined as retiring at age 55 or greater with at least 5 years of service.

•
Payouts include additional units equivalent to any dividends accrued and reinvested during the vesting period relating to the number of PSUs and RSUs actually earned.

•
Vesting occurs on the payment date.

The NEOs cannot vote or transfer share unit awards granted under the LTIP until the shares are paid out.
PSU Performance/Payout Relationship (Relative TSR)
Once Ameren’s 2024-2026 TSR is calculated and compared to the TSR Peer Group, the scale below determines the percentage of the target PSU award that is paid. Payout for performance between points is interpolated on a straight-line basis.
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Executive Compensation Matters
Relative TSR Performance	Payout (% of PSUs Granted)
90th percentile +	200%	If TSR is negative over the three-year period, the plan is capped at 150% of the target PSUs granted regardless of performance vs. the TSR Peer Group.
70th percentile	150%
50th percentile	100%
25th percentile	50%
Below 25th percentile	0%
PSU Performance/Payout Relationship (Clean Energy Transition)
Final Clean Energy Transition results are calculated and compared to the pre-established goals for the 2024-2026 performance period to determine the percentage of the target PSU award that is paid based on the scale below. Payout for performance between points is interpolated on a straight-line basis.
Performance Level (Total MWs)	Payout (% of PSUs Granted)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	0%
2022 PSU Awards Vesting (Relative TSR)
The PSU performance period for the 2022 grants ended December 31, 2024. Our 2022-2024 TSR performance was determined to be at the 44th percentile of the 2022 TSR Peer Group, resulting in a payout of 88 percent of target. The following table shows the 2022 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 88 percent), and their value at year-end (December 31, 2024). For each NEO other than Mr. Singh, the resulting earned amounts were 98 percent of the original target value of the 2022 awards, and for Mr. Singh the resulting earned amount was 94 percent of the original target value of his 2022 awards; in each case, the earned amounts reflect both TSR performance against the TSR Peer Group and the actual TSR generated during the three-year period, including dividends earned and reinvested and stock price appreciation. In accordance with the terms of the award agreements and the 2014 Plan, each NEO’s 2022 PSU awards vested upon the payment date of March 3, 2025.
Name	Grant Date	Target 2022 PSU (TSR) Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2022 PSU (TSR) Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Singh(4)	7/1/2022	3,285	296,833	3,126	278,652	94
Moehn	2/10/2022	16,125	1,414,324	15,547	1,385,860	98
Lyons	2/10/2022	28,244	2,477,281	27,232	2,427,460	98
Nwamu	2/10/2022	6,779	594,586	6,536	582,619	98
Schukar	2/10/2022	3,766	330,316	3,631	323,667	98

(1)
For each NEO other than Mr. Singh, valuations are based on $87.71 per share, the closing price of Ameren common stock on the NYSE as of February 9, 2022, the last trading day preceding the grant date. For Mr. Singh, the valuation is based on $90.36 per share, the closing price of Ameren common stock on the NYSE as of June 30, 2022.

(2)
With the exception of Mr. Singh’s 2022 PSU award, the number of 2022 PSU awards earned includes dividend equivalents equal to approximately an additional 9.6 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period. The number of 2022 PSU awards earned pursuant to Mr. Singh’s 2022 PSU award includes dividend equivalents equal to approximately an additional 8.15 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024, the last trading day during the performance period. With the exception of Mr. Singh’s 2022 PSU award, the earned value percentage represents a TSR PSU payout

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Executive Compensation Matters
of 88 percent, dividend accumulation of approximately 9.6 percent and stock price appreciation of approximately 1.6 percent from the grant date to the December 31, 2024 valuation. With respect to Mr. Singh’s 2022 PSU award, the earned value percentage represents a TSR PSU payout of 88 percent, dividend accumulation of approximately 8.15 percent and stock price depreciation of approximately 1.4 percent from the grant date to the December 31, 2024 valuation.
(4)
Mr. Singh’s 2022 PSU award was pro-rated based on his joining the Company effective July 1, 2022.

2022 PSU Awards Vesting (Clean Energy Transition)
The PSU long-term incentive awards tied to Clean Energy Transition that were granted in 2022 were earned at 200 percent of target based on the retirement of fossil-fired energy centers and the installation of renewable generation in an aggregate amount of 2,518 MW over the three-year measurement period (2022-2024). The following table shows the 2022 PSU awards, their original value at grant, the number earned (which equals the target number plus accrued dividends, times 200.0 percent), and their value at year-end (December 31, 2024). The resulting earned amounts were 223.0 percent of the original target value of the 2022 Clean Energy Transition PSU awards, which reflects final Clean Energy Transition results, including dividends earned and reinvested, and stock price appreciation. In accordance with the terms of the award agreements and the 2014 Plan, each NEO’s 2022 PSU awards vested upon the payment date of March 3, 2025.
Name	Grant Date	Target 2022 PSU (Clean Energy) Awards (#)	Target Value at Stock Price on Date of Grant(1) ($)	2022 PSU (Clean Energy) Awards Earned(2) (#)	Value at Year-End Stock Price(3) ($)	Earned Value as Percent of Original Target Value(3) (%)
Singh(4)	7/1/22	548	49,517	1,185	105,631	213
Moehn	2/10/22	2,688	235,764	5,890	525,035	223
Lyons	2/10/22	4,707	412,851	10,314	919,390	223
Nwamu	2/10/22	1,130	99,112	2,476	220,711	223
Schukar	2/10/22	628	55,082	1,376	122,657	223

(1)
For each NEO other than Mr. Singh, valuations are based on $87.71 per share, the closing price of Ameren common stock on the NYSE as of February 9, 2022, the last trading day preceding the grant date. For Mr. Singh, the valuation is based on $90.36 per share, the closing price of Ameren common stock on the NYSE as of June 30, 2022.

(2)
With the exception of Mr. Singh’s 2022 PSU award, the number of 2022 PSU awards earned includes dividend equivalents equal to approximately an additional 9.6 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period. The number of 2022 PSU awards earned pursuant to Mr. Singh’s 2022 PSU award includes dividend equivalents equal to approximately an additional 8.15 percent of the shares earned, which accrued and were reinvested throughout the three-year performance period.

(3)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024, the last trading day during the performance period. With the exception of Mr. Singh’s 2022 PSU award, the earned value percentage represents a Clean Energy PSU payout of 200.0 percent, dividend accumulation of approximately 9.6 percent and stock price appreciation of approximately 1.6 percent from the grant date to the December 31, 2024 valuation. With respect to Mr. Singh’s 2022 PSU award, the earned value percentage represents a Clean Energy PSU payout of 88 percent, dividend accumulation of approximately 8.15 percent and stock price depreciation of approximately 1.4 percent from the grant date to the December 31, 2024 valuation.

(4)
Mr. Singh’s 2022 PSU award was pro-rated based on his joining the Company effective July 1, 2022.

2025 Incentive Compensation Program Changes
After considering overall strategy, business needs and industry practices, the following modifications were made to the Short-Term Incentive Program for 2025:
•
To further support the shift in focus to high energy-related safety hazards, management is shifting the strategic focus to field-based workgroups. The two leading indicator safety metrics utilized will have both a quality and quantity component. Additionally, to emphasize the quality of Job Safety Briefings (“JSB”), management is transitioning to a Field-Based JSB Quality Assessment. The assessment, developed through EEI and the Construction Safety Research Alliance, measures the quality of the JSB and will allow Ameren to benchmark its quality scores against other utilities.

•
In line with INPO itself, Callaway Energy Center performance measurement is transitioning from the INPO Index (US view) to the WANO-AC (World Association of Nuclear Operators) Performance Index (global view) in 2025. The WANO-AC Performance Index will

36	Ameren Illinois Company

Executive Compensation Matters
measure the overall plant performance over a 6- and 12-month historical performance period using a weighted index of nuclear safety- and reliability- focused performance indicators updated monthly to reflect current, real-time performance.
•
The Economic Opportunity & Inclusion Measures (the EII metric and the Workforce Opportunity metric) were removed and a new Resource Availability metric was added. The Resource Availability metric measures the performance of Ameren Missouri’s baseload energy centers, which are integral to supporting reliability and affordability during the transition of its generation resource portfolio, by calculating the percentage of energy available from these facilities compared to the maximum amount that could be available, taking into account scheduled outages.

Perquisites
During 2024, Ameren provided reimbursements for financial and tax planning services and other limited benefits, which are further described in the footnotes to the Summary Compensation Table of this information statement, to provide competitive value and promote safety, security and retention of the NEOs and others. We did not provide any tax “gross-up” payments with respect to any perquisites.
Retirement Benefits
The objective of retirement benefits is to provide post-employment security to employees of Ameren and its subsidiaries and such benefits are designed to reward continued service. We choose to provide these benefits as an essential part of a total compensation package to remain competitive with those packages offered by other companies, particularly utilities.
There are several retirement benefit programs applicable to the NEOs, including:
•
Ameren’s 401(k) savings and cash balance retirement plans;

•
Supplemental Retirement Plans (together, the “SRP”) that provide the NEOs a benefit equal to the difference between the benefit that would have been paid if Internal Revenue Code (“IRC”) limitations were not in effect and the reduced benefit payable as a result of such IRC limitations; and

•
a deferred compensation plan that provides the opportunity to defer part of base salary and all or a portion of non-equity incentive compensation, as well as earnings thereon. Beginning with plan years commencing on and after January 1, 2010, this includes deferrals of cash compensation above IRC limitations, together with Ameren matching credits on these deferrals.

A more detailed explanation of retirement benefits applicable to the NEOs is provided in this information statement under the captions “Compensation Tables and Narrative Disclosures — Pension Benefits” and “Compensation Tables and Narrative Disclosures — Nonqualified Deferred Compensation” below.
Human Resources Committee Governance Practices
Ameren’s Human Resources Committee engages an independent compensation consultant to provide professional advice. It is the Committee’s view that its compensation consultant should be able to render candid and expert advice independent of management’s influence. In February 2025, the Committee approved the continued engagement of Meridian as its independent compensation consulting firm. In its decision to retain Meridian as its independent compensation consultant, the Committee gave consideration to a broad range of attributes necessary to assist the needs of the Committee in setting compensation, including:
•
a track record in providing independent, objective advice;

•
broad organizational knowledge;

•
industry reputation and experience;

•
in-depth knowledge of competitive pay levels and practices; and

•
responsiveness and working relationship.

Meridian representatives attended five Ameren Human Resources Committee meetings during 2024. At the Human Resources Committee’s request, the consultant met regularly with the Committee members outside the presence of management, and spoke separately with the Committee Chair and other Committee members.
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Executive Compensation Matters
During 2024, the Committee requested of Meridian the following items:
market pay and market trend analyses, which assisted the Committee in targeting executive compensation at the desired level versus market;

comparisons of short-term incentive payouts and financial performance to utility peers, which the Committee uses to evaluate prior-year short-term incentive goals and set future short-term incentive goals;

preparation of tally sheets of compensation components, which the Committee uses to evaluate the cumulative impact of prior compensation decisions;

review of and advice on the Compensation Discussion and Analysis section included in Ameren’s proxy statement to ensure full, accurate and clear disclosure, and other executive compensation-related proxy statement items;

advice in connection with the Committee’s risk analysis of Ameren’s and its subsidiaries’, including the Company’s, compensation policies and practices, in furtherance of the Committee’s responsibilities pursuant to its charter;

regular updates on legislative, regulatory and proxy advisor trends and developments;

advice with respect to legal, regulatory and/or accounting considerations impacting Ameren’s compensation and benefit programs, to ensure the Committee is aware of external views regarding the programs; and

other requests relating to executive compensation issues.

Other than services provided to Ameren’s Human Resources Committee as set forth above and for Ameren’s Nominating and Corporate Governance Committee as described below, Meridian did not perform any other services for Ameren or any of its subsidiaries, including the Company, in 2024.
Pursuant to its letter agreement with Ameren’s Human Resources Committee, if Ameren or management of Ameren proposes that Meridian perform services for Ameren or management of Ameren other than in Meridian’s retained role as consultant to the Committee and Ameren’s Nominating and Corporate Governance Committee, any such proposal is required to be submitted to the Human Resources Committee for approval before such services begin.
In February 2025, the Nominating and Corporate Governance Committee also approved the continued engagement of Meridian as its independent consulting firm with respect to director compensation matters.
Each of Ameren’s Human Resources Committee and Nominating and Corporate Governance Committee has procedures for the purpose of determining whether the work of any compensation consultant raises any conflict of interest. Pursuant to such procedures, in February 2025, each such committee considered various factors, including the six factors mandated by SEC rules, and determined that with respect to executive and director compensation-related matters, no conflict of interest was raised by the work of Meridian.
Delegation of Authority
Ameren’s Human Resources Committee has delegated authority to Ameren’s Administrative Committee, comprised of designated members of Ameren’s management, to approve changes, within specified parameters, to certain of Ameren’s and the Company’s retirement plans. It has also delegated authority to management to make pro-rata equity grants to employees (other than Section 16 Officers), who are newly eligible for the LTIP, and for participants who are promoted during the plan year. In addition, Ameren’s Human Resources Committee has delegated to Ameren’s Chief Executive Officer the authority to make discretionary grants of equity awards from a pre-authorized pool of shares of Ameren common stock to employees who are not Section 16 Officers. These grants are reviewed periodically by the Human Resources Committee. Ameren ensures the total value of the equity grants made by the Chief Executive Officer does not exceed a specified limit.
Human Resources Committee Interlocks and Insider Participation
No current member of Ameren’s Human Resources Committee of the Board of Directors (Ms. Brinkley and Messrs. Johnson, Harshman, and Lipstein) was at any time during 2024 or at any other time an officer or employee of Ameren or its subsidiaries, including the Company, and no member had any relationship with Ameren or its subsidiaries, including the Company, requiring disclosure under applicable SEC rules.
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No executive officer of Ameren or its subsidiaries, including the Company, has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors of Ameren or its subsidiaries, including the Company, or Ameren’s Human Resources Committee during 2024.
Timing of Compensation Decisions and Awards
Ameren’s Board and the Committee establish meeting schedules annually, well in advance of each meeting, to ensure a thorough and thoughtful decision process. Incentive compensation awards are typically made at regularly scheduled meetings.
The following is a discussion of the timing of certain compensation decisions:
•
the NEOs’ base salaries for 2024 were reviewed and a 2024 base salary increase for each of the NEOs was approved at the December 2023 Committee meeting, as discussed under “— Base Salary” above;

•
2024 STIP target opportunities (as a percentage of base salary) were established for the NEOs at the December 2023 Committee meeting;

•
2024 STIP performance goals were set at the February 2024 Committee meeting;

•
2024 PSU and RSU grants to the NEOs under the 2024 LTIP were approved at the February 2024 Committee meeting; and

•
The final determinations of the 2024 STIP and 2022 PSU payouts were made at the February 2025 Committee meeting.

Decisions relating to material elements of compensation are fully deliberated by the Committee, including, when appropriate, over the course of several Committee meetings. This allows for any follow-up to questions from Committee members in advance of a final decision.
Other Considerations for Changes in Compensation Opportunities
Market Data, retention needs and general economic conditions have been the primary factors considered in decisions to increase or decrease compensation opportunities. Corporate and individual performance are the primary factors in determining the ultimate value of those compensation opportunities.
Role of Executive Officers
In establishing compensation amounts for 2024, Mr. Lyons, as Chief Executive Officer, with the assistance of the Executive Vice President, Corporate Communications and Chief Human Resources Officer of Ameren Services, Mark C. Lindgren, recommended to the Committee compensation amounts for the other NEOs. The Chief Executive Officer makes recommendations to the Committee with respect to the compensation of the NEOs (other than himself) and other senior executives. The Chief Executive Officer possesses insight regarding individual performance levels, degree of experience and future promotion potential. In all cases, the Chief Executive Officer’s recommendations are presented to the Human Resources Committee for review based, in part, on the Market Data provided by the Committee’s independent consultant. The Committee independently determines each NEO’s compensation, as discussed in this CD&A.
Neither the Chief Executive Officer nor any other NEO makes recommendations for setting his or her own compensation. The Chief Executive Officer’s compensation is determined in Committee meetings during an executive session with the Committee’s independent consultant present.
Ameren’s Chief Executive Officer, the other NEOs and other senior executives play a role in the early stages of design and evaluation of our compensation programs and policies. Because of their extensive familiarity with our business and corporate culture, these executives are in the best position to suggest programs and policies to the Committee and the independent consultant that will engage employees and provide effective incentives to produce outstanding financial and operating results for Ameren and its subsidiaries, including the Company, and their shareholders.
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Executive Compensation Matters
Other Compensation Matters
Neither Ameren nor the Company has any written or unwritten employment agreements with any of the NEOs. Each NEO is an employee at the will of the Company and/or its affiliates, as specified below.
Severance
All officers of the Company participate in the Ameren Corporation Severance Plan for Ameren Officers (the “Officer Severance Plan”). The primary purpose of the Officer Severance Plan is to facilitate mid-career hires and act as a retention tool during times of uncertainty. The Officer Severance Plan provides market-level pay and benefits to officers and NEOs in the event of an involuntary termination of employment without “Cause”, as defined in the Officer Severance Plan. The Officer Severance Plan provides, subject to the officer’s execution of a release of claims against us, for a lump sum payment that is generally equal to annual base salary plus target annual cash incentive award in effect at termination of employment, a pro-rated annual incentive payment based on actual plan performance, continuation of medical coverage for 12 months subsidized by Ameren, and outplacement career transition services. Upon a change of control, officers who are eligible for severance pay and benefits under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, would be entitled to the greater of the benefits available under that plan or the Officer Severance Plan, but would not receive benefits under both plans. Ameren’s Human Resources Committee may amend, suspend or terminate the Officer Severance Plan at any time, provided that twelve months’ notice is required if the amount of potential severance pay and benefits is to be reduced.
Change of Control
Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended, is designed to reward NEOs for remaining employed with us when their prospects for continued employment following a transaction may be uncertain. The objectives of this plan are to maintain a stable executive team during the process and to assist us in attracting highly qualified executives into the Company.
Change of Control protections provide, subject to the officer’s execution of a release of claims against us, severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a Change of Control of Ameren. The arrangements provide market-level payments in the event of an involuntary termination not for “Cause” or a voluntary termination for “Good Reason.” Definitions of “Change of Control,” “Cause” and “Good Reason,” as well as more complete descriptions of Change of Control protections, are found below under the caption “Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control.”
The applicable triggers are structured so that payment and vesting occur only upon the occurrence of both a change of control and a qualifying termination of employment.
Ameren expects it would take more time for senior leaders to find new employment than for other employees. Therefore, upon termination due to change of control, senior management, including the NEOs, generally are paid severance for a longer period than other employees. The Committee considered this as well as the factors described in the preceding paragraphs in structuring the cash payments described under “Compensation Tables and Narrative Disclosures — Potential Payments upon Termination or Change of Control — Change of Control” below, which an NEO would receive if terminated within two years following a Change of Control.
Ameren Anti-Pledging and Anti-Hedging Policies
Ameren maintains policies that prohibit executive officers and directors from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, Ameren’s policies prohibit Company directors and employees, including executive officers, from entering into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities as discussed under “SECURITY OWNERSHIP — Securities of Ameren” below.
Clawback
Incentive compensation awarded to the NEOs is subject to a “clawback” in certain circumstances:
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Executive Compensation Matters
•
Pursuant to Ameren’s Financial Restatement Compensation Recoupment Policy, which was adopted by the Human Resources Committee in August 2023 in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE listing rules, excess incentive-based compensation received by any current or former executive officer of Ameren after the adoption of the Policy is subject to recoupment in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

•
Pursuant to the 2022 Plan and the 2014 Plan, if Ameren is required to prepare an accounting restatement due to the material noncompliance of Ameren, as a result of misconduct, with any financial reporting requirement under the U.S. federal securities laws, and if an award holder knowingly or with gross negligence engaged in or failed to prevent the misconduct, or if the award holder is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the award holder will be required to reimburse Ameren the amount of any payment in settlement of an award under the applicable plan earned or accrued during the 12-month period following the first public issuance or filing of the financial document embodying the financial reporting requirement.

•
Pursuant to the STIP and LTIP awards, if the award holder engages in conduct or activity that is detrimental to Ameren or violates the confidentiality or customer or employee non-solicitation provisions included in the award, generally, the award holder will be required to repay the award to Ameren after receiving a demand from Ameren for the repayment.

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Executive Compensation Matters
Compensation Tables and Narrative Disclosures
The following table sets forth compensation information for our NEOs for services rendered in all capacities to the Company and its affiliates, including Ameren, in fiscal years 2024, 2023 and 2022. You should refer to the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” above for an explanation of the elements used in setting the compensation for our NEOs.
2024 SUMMARY COMPENSATION TABLE
Name and Principal Position(1) (a)	Year (b)	Salary(2) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Non-Equity Incentive Plan Compensation(2)(4) ($) (f)	Change in Pension Value and Nonqualified Def. Comp. Earnings(5) ($) (g)	All Other Compensation(6) ($) (h)	Total ($) (i)
Leonard P. Singh Chairman and President, Ameren Illinois	2024	625,000	—	1,129,033	723,800	172,700	77,337	2,727,870
	2023	585,000	250,000	1,086,882	565,700	110,328	104,772	2,702,682
	2022	280,000	250,000	1,102,743	312,800	27,249	136,979	2,109,771
Michael L. Moehn Senior Executive Vice President and Chief Financial Officer, Ameren	2024	860,000	—	2,330,333	1,106,300	447,911	115,437	4,859,981
	2023	825,000	—	7,788,803	887,900	508,537	114,614	10,124,854
	2022	785,000	—	2,438,476	972,000	7,980	99,710	4,303,166
Martin J. Lyons, Jr. Chairman, President and Chief Executive Officer, Ameren	2024	1,275,000	—	5,209,678	2,412,000	657,183	177,169	9,731,030
	2023	1,200,000	—	5,121,903	1,750,000	763,434	174,094	9,009,431
	2022	1,100,000	—	4,271,210	1,872,800	—	113,321	7,357,331
Chonda J. Nwamu Former Executive Vice President, General Counsel and Secretary, Ameren	2024	658,000	—	1,018,855	666,800	221,040	73,958	2,638,653
	2023	628,000	—	1,040,671	531,300	238,541	39,098	2,477,610
	2022	600,000	—	1,625,150	620,500	—	32,525	2,878,175
Shawn E. Schukar Chairman and President, Ameren Transmission Company of Illinois	2024	505,000	—	673,328	475,200	208,426	64,416	1,926,370

(1)
Includes compensation received as an officer of Ameren and/or its subsidiaries (including Ameren Illinois). Mr. Singh was elected Chairman and President of the Company effective August 1, 2022. Mr. Lyons was elected President and Chief Executive Officer of Ameren effective January 1, 2022, and was elected Chairman of Ameren effective November 2, 2023. Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025. Mr. Schukar was not an NEO at the Company in 2023 or 2022.

(2)
Column (d) includes amounts paid to Mr. Singh pursuant to a sign-on and retention bonus agreement entered into on July 1, 2022. Other cash compensation received by each NEO for fiscal years 2024, 2023 and 2022 is found in the Salary or Non-Equity Incentive Plan Compensation column of this table. The amounts paid under the STIP, which would generally be considered “bonus” awards, are found under Non-Equity Incentive Plan Compensation in column (f).

(3)
The amounts in column (e) represent the aggregate grant date fair value, as computed in accordance with authoritative accounting guidance, of PSU and RSU awards under the 2022 Plan or 2014 Plan, as applicable, without regard to estimated forfeitures related to service-based vesting conditions. For the PSU grants based on TSR, the calculations reflect an accounting value of 82.6 percent of the target value for the 2024 grants, 107.5 percent of the target value for the 2023 grants, and 105.7 percent of the target value for the 2022 grants. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, the calculations reflect an accounting value of 102.9 percent of the target value of the award. For the PSU grants based on the Clean Energy Transition metric and the RSU grants, the calculations reflect an accounting value equal to the closing price of Ameren’s common stock as of the last trading day preceding the grant date. Assumptions used in the calculation of the amounts in column (e) with respect to the PSU and RSU awards are described in Note 11 to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Form 10-K. For Mr. Moehn’s November 1, 2023 performance-based RSU special award, assumptions used in the calculation of the amount included in column (e) include a fair value of units awarded of $76.84, five year risk-free rate of 4.67 percent, Ameren’s common stock volatility of 25.74 percent, and volatility range for the peer group of 24.16 percent to 32.18 percent. The aggregate value of the 2024 PSU and RSU awards, calculated assuming maximum performance and excluding dividends, is as follows: Mr. Singh — $1,879,790; Mr. Moehn — $3,880,004; Mr. Lyons — $8,674,149; Ms. Nwamu — $1,696,389 and Mr. Schukar- $1,121,147. In connection with her resignation from Ameren and its affiliates, including the Company, effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2023 and 2024 PSU and RSU awards and the May 12, 2022 RSU retention award.

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Executive Compensation Matters
The amounts reported for award grants in column (e) do not reflect actual compensation realized by the NEOs and are not a guarantee of the amount that the NEO will actually receive from the grant of the awards. The actual compensation realized by the NEOs will be based upon the share price of Ameren’s common stock at payout. The performance periods for the annual 2023 and 2024 grants and Mr. Moehn’s 2023 performance-based RSU grant will not end until December 31, 2025, December 31, 2026, and October 31, 2028, respectively, and, as such, the actual value, if any, of the awards will generally depend on Ameren’s achievement of certain performance measures during these periods. For information regarding the terms of the awards, the description of vesting conditions, and the criteria for determining the amounts payable, including with respect to the 2022 PSU awards granted to each then-serving NEO, other than Mr. Singh, see “— COMPENSATION DISCUSSION AND ANALYSIS.”
(4)
Represents payouts for performance under the applicable year’s short-term incentive award program. See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of how amounts were determined for 2024.

(5)
Amounts shown in column (g) are the sum of (1) the increase (if any) in the actuarial present value of each NEO’s accumulated benefit under all defined benefit pension plans (including the SRP) from December 31 of the prior fiscal year to December 31 of the applicable fiscal year and (2) the above-market portion of interest determined in accordance with SEC disclosure rules as the difference between the interest credited at the rate in the Company’s deferred compensation plan and interest that would be credited at 120 percent of the AFR published by the Internal Revenue Service (“IRS”) and calculated as of December 2023, for the year ended December 31, 2024, as of December 2022, for the year ended December 31, 2023 and as of December 2021 for the year ended December 31, 2022. The table below shows the allocation of these amounts for each NEO. For 2024, the applicable interest rate for the deferred compensation plan was 7.19 percent for amounts deferred prior to January 1, 2010 and 6.05 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 6.05 percent published by the IRS and calculated as of December 2023. For 2023, the applicable interest rate for the deferred compensation plan was 5.90 percent for amounts deferred prior to January 1, 2010 and 5.22 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 5.22 percent published by the IRS and calculated as of December 2022. For 2022, the applicable interest rate for the deferred compensation plan was 4.01 percent for amounts deferred prior to January 1, 2010 and 2.28 percent for amounts deferred on or after January 1, 2010. The above-market earnings are calculated using those applicable interest rates minus 120 percent of the AFR of 2.28 percent published by the IRS and calculated as of December 2021.

Name	Year	Pension Plan Increase ($)	Deferred Compensation Plan Above-Market Interest ($)
Singh	2024	172,700	—
	2023	110,328	—
	2022	27,249	—
Moehn	2024	442,122	5,789
	2023	505,277	3,260
	2022	(751,962)	7,980
Lyons	2024	657,183	—
	2023	763,434	—
	2022	(810,311)	—
Nwamu	2024	221,040	—
	2023	238,541	—
	2022	(119,091)	—
Schukar	2024	200,421	8,005
For assumptions and methodology regarding the determination of pension values, please refer to the footnotes under the Pension Benefits Table.
(6)
The amounts in column (h) reflect required employer contributions allocated by Ameren to each NEO pursuant to Ameren’s 401(k) savings plan, which is available to all eligible employees, and the cost of insurance premiums paid by Ameren with respect to term life insurance, with respect to which cost each NEO is responsible for paying income tax. In 2024, Ameren’s 401(k) employer contributions, including the 401(k) Restoration Benefit as described in “— NONQUALIFIED DEFERRED COMPENSATION — Executive Deferred Compensation Plan Participation” below, for each of the NEOs were as follows: Mr. Singh — $53,582; Mr. Moehn — $78,656; Mr. Lyons — $136,125; Ms. Nwamu — $53,519; and Mr. Schukar — $39,096. For Mr. Singh, the 2022 amount reflects an additional $957 employer contribution as a result of the restatement of the Ameren Deferred Compensation Plan in 2023. In 2024, Ameren’s costs of insurance premiums for the NEOs were as follows: Mr. Singh — $8,773; Mr. Moehn — $10,721; Mr. Lyons — $14,330; Ms. Nwamu — $7,608; and Mr. Schukar — $14,050. In 2024, the amount in column (h) also includes costs for tax and financial planning services for each of the NEOs; ticket and related event expenses for each of the NEOs; a portion of the dues for a club membership used primarily for business purposes by Messrs. Lyons and Moehn; cybersecurity protection services for Messrs. Lyons and

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Executive Compensation Matters
Moehn; and the incremental cost of personal use of third-party charter aircraft by Mr. Lyons. For security and business reasons, the Ameren Board of Directors has adopted a policy under which Mr. Lyons is required to use third-party charter aircraft for business and personal travel. The incremental cost to the Company for personal travel on aircraft provided by a third-party charter aircraft company includes the amount invoiced to the Company for the hourly rate and operating costs of a particular flight.
The following table provides additional information with respect to stock-based awards granted in 2024, the value of which was provided in the Stock Awards column of the Summary Compensation Table with respect to 2024 grants, and with respect to the potential range of payouts associated with the 2024 STIP.
GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	Grant Date Fair Value of Stock and Option Awards(5) ($) (j)
Name (a)	Grant Date(1) (b)	Committee Approval Date(1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Singh	—	—	250,000	500,000	1,000,000	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	6,424	12,847	25,694	5,507	1,129,033
Moehn	—	—	365,500	731,000	1,462,000	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	13,259	26,518	53,036	11,365	2,330,333
Lyons	—	—	796,875	1,593,750	3,187,500	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	29,642	59,284	118,568	25,407	5,209,678
Nwamu(6)	—	—	230,300	460,600	921,200	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	5,797	11,594	23,188	4,969	1,018,855
Schukar	—	—	164,125	328,250	656,500	—	—	—	—	—
	2/8/24	2/8/24	—	—	—	3,832	7,663	15,326	3,283	673,328

(1)
See “— COMPENSATION DISCUSSION AND ANALYSIS” for a discussion of the timing of various pay decisions.

(2)
The amounts shown in column (c) reflect the threshold payment level under the 2024 STIP, which is 50 percent of the target amount shown in column (d). The amount shown in column (e) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the performance-based conditions.

(3)
For each NEO, the amounts shown (denominated in shares of Ameren common stock) in column (f) reflect the threshold 2024 PSU award grant, which is 50 percent of the target amount shown in column (g), and the amount shown in column (h) is 200 percent of such target amount. See “— COMPENSATION DISCUSSION AND ANALYSIS” for information regarding the terms of the awards, the description of performance-based vesting conditions and the criteria for determining the amounts payable. 2024 PSU awards were granted under the 2022 Plan.

(4)
For each NEO, the amounts shown in column (i) reflect the February 8, 2024 RSU awards.

(5)
For each NEO, the amount represents the grant date fair value of the 2024 awards determined in accordance with authoritative accounting guidance (including FASB ASC Topic 718), excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are referenced in footnote 3 to the Summary Compensation Table. There is no guarantee that, if and when the 2024 awards vest, they will have this value.

(6)
In connection with her resignation from Ameren and its affiliates, including the Company, effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2024 PSU and RSU awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
See “— COMPENSATION DISCUSSION AND ANALYSIS” for further information relating to each NEO regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding officer stock ownership requirements, dividends paid on equity awards and allocations between short-term and long-term compensation.
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2024.
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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested(1) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(4) ($) (j)
Singh	19,308	1,721,116	37,071	3,304,509
Moehn	51,470	4,588,037	148,371	13,225,790
Lyons	97,835	8,721,011	172,089	15,340,013
Nwamu(5)	28,621	2,551,277	34,033	3,033,702
Schukar	12,822	1,142,954	22,136	1,973,203

(1)
For each NEO, the amount shown represents the 2022 PSU award grant at the 88 percent performance level based on TSR and 200.0 percent performance level based on the Clean Energy Transition metric, and the 2022, 2023, and 2024 RSU award grants (including the May 12, 2022 RSU retention award for Ms. Nwamu and the second installment of the July 1, 2022 RSU sign-on awards for Mr. Singh). The 2022 PSU and RSU awards, as well as the second installment of the July 1, 2022 RSU sign-on award for Mr. Singh, vested upon the payment date of March 3, 2025. The February 2023 and 2024 RSU awards will vest as of their payment dates in 2026 and 2027, which shall be no later than March 15, 2026, and March 15, 2027, respectively, subject to the continued employment of the NEO and the other terms of the 2022 Plan and the award agreements issued thereunder. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation” for a discussion of the LTIP program.

(2)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation — 2022 PSU Awards Vesting” for a discussion of the amounts actually earned with respect to the 2022 PSU awards.

(3)
For each NEO, the amount shown represents the 2023 and 2024 PSU award grants assuming achievement of the maximum performance goals for the PSU awards based on the Clean Energy Transition metric, the target performance goal for the 2023 PSU award based on TSR, and the maximum performance goal for the 2024 PSU award based on TSR. The 2023 and 2024 PSU awards will vest as of their payment dates in 2026 and 2027, which shall be no later than March 15, 2026, and March 15, 2027, respectively, subject to Ameren achieving the required performance threshold, continued employment of the applicable NEO, and the other terms of the 2022 Plan and the award agreements issued thereunder. In addition, for Mr. Moehn, the amount shown includes the 2023 performance-based RSU award, assuming achievement of the target performance goal. The performance-based RSU award will vest, subject to Mr. Moehn’s continued employment through the payment date and, in the case of vesting above threshold performance, Ameren achieving the applicable performance goal, as of October 31, 2028. See “— COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Compensation.” There is no guarantee that such amounts will ultimately be earned by participants.

(4)
Valuations are based on $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. There is no guarantee that such amounts will ultimately be earned by participants.

(5)
In connection with her resignation from Ameren and its affiliates, including the Company, effective March 10, 2025, Ms. Nwamu forfeited her outstanding PSUs and RSUs, including the February 2023 and 2024 PSU and RSU awards and the May 12, 2022 RSU retention award.

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Executive Compensation Matters
The following table provides the amounts received upon the vesting of stock or similar instruments during the most recent fiscal year.
STOCK VESTED TABLE
	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Value Realized on Vesting(2) ($) (e)
Singh	3,472	247,172
Moehn	24,656	1,755,261
Lyons	26,035	1,853,432
Nwamu	10,116	720,158
Schukar	5,433	386,775

(1)
For each NEO other than Mr. Singh, the amount shown represents 2021 PSU and RSU award grants, which vested as of March 1, 2024. For Mr. Singh, the amount shown represents the first installment of his July 1, 2022 RSU sign-on awards, which vested as of March 1, 2024. Prior to vesting, the NEOs were credited with dividend equivalents on these award grants, which represented the right to receive shares of Ameren common stock measured by the dividend payable with respect to the shares underlying the awards. Dividend equivalents on these awards accrued at target levels and were reinvested into additional PSUs and RSUs, as applicable. Dividend equivalents are only earned to the extent that the underlying PSU and RSU award is earned. The number of PSUs and RSUs ultimately earned by each NEO through dividend reinvestment (PSU awards based on the TSR metric were earned at 78 percent of the target level and PSU awards based on the Clean Energy metric were earned at 55.6 percent of the target level) was as follows: Mr. Singh — 151 units; Mr. Moehn — 1,982 units; Mr. Lyons — 2,092 units; Ms. Nwamu — 814 units; and Mr. Schukar — 437 units.

(2)
The value of the vested 2021 PSUs and RSUs is based on the closing price of $71.19 per share of Ameren common stock on the NYSE as of February 29, 2024.

Pension Benefits
The table below provides the actuarial present value of the NEO’s accumulated benefits under Ameren’s retirement plans and the number of years of service credited to each NEO under these plans.
PENSION BENEFITS TABLE
Name (a)	Plan Name (b)	Number of Years Credited Service(1) (#) (c)	Present Value of Accumulated Benefit(2)(3) ($) (d)	Payments During Last Fiscal Year(4) ($) (e)
Singh	1) Retirement Plan	2	115,470	—
	2) SRP	2	194,808	—
Moehn	1) Retirement Plan	24	935,991	—
	2) SRP	24	1,919,010	—
Lyons	1) Retirement Plan	23	973,551	—
	2) SRP	23	3,156,299	—
Nwamu	1) Retirement Plan	8	314,923	—
	2) SRP	8	652,340	—
Schukar	1) Retirement Plan	40	1,654,584	—
	2) SRP	40	801,263	—

(1)
Years of credited service are not used for purposes of calculating the NEOs’ balances under these plans.

(2)
Represents the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan (defined below) and the SRP as of December 31, 2024. See Note 10 to our audited consolidated financial statements for the year ended December 31, 2024 included in Ameren’s 2024 Form 10-K for an explanation of the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefit. The calculations assumed that each officer will remain an active employee until, and will retire at, the plan normal retirement age of 65. The calculations included no pre-retirement decrements in determining the present value, used a 30 percent lump sum / 70 percent annuity payment form assumption, and used the plan valuation mortality assumptions after age 65 (PRI-2012 mortality projected generationally by Scale MP-2020). Cash balance accounts were projected to age 65 using the 2024 plan interest crediting rate of 6.42 percent.

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(3)
The following table provides the Cash Balance Account Lump Sum Value for accumulated benefits relating to the NEOs under the cash balance account under the Retirement Plan and the SRP as of December 31, 2024 as an alternative to the presentation of the actuarial present value of the accumulated benefits relating to the NEOs under the Retirement Plan and the SRP as of December 31, 2024.

Name	Plan Name	Cash Balance Account Lump Sum Value ($)
Singh	1) Retirement Plan	90,957
	2) SRP	153,452
Moehn	1) Retirement Plan	752,226
	2) SRP	1,542,248
Lyons	1) Retirement Plan	789,729
	2) SRP	2,560,339
Nwamu	1) Retirement Plan	241,567
	2) SRP	500,388
Schukar	1) Retirement Plan	1,433,331
	2) SRP	694,117

(4)
All NEOs were active and were not eligible for payments as of December 31, 2024.

Ameren Retirement Plan
Retirement benefits for the NEOs fall under the Benefits for Salaried Employees (the “Cash Balance Account”). Most salaried employees of Ameren and its subsidiaries, including the NEOs, earn benefits in the Cash Balance Account under the Ameren Retirement Plan (the “Retirement Plan”) immediately upon employment. Benefits become vested after three years of service.
On an annual basis, a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings include base salary and annual STIP compensation, which are equivalent to amounts shown in columns (c) and (f) in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year.
Participant’s Age on December 31	Regular Credit for Pensionable Earnings*
Less than 30	3%
30 to 39	4%
40 to 44	5%
45 to 49	6%
50 to 54	7%
55 and over	8%

*
An additional regular credit of three percent is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury constant maturity for the previous October, plus one percent. The minimum interest credit is five percent.
Effective January 1, 2001, an enhancement account was added that provides a $500 additional credit at the end of each year.
The normal retirement age under the Cash Balance Account structure and the SRP is 65. Neither the Cash Balance Account structure nor the SRP contains provisions for crediting extra years of service or for early retirement. When a participant terminates employment (including as a result of retirement), the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution.
Ameren Supplemental Retirement Plan
In certain cases, pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the IRC. The SRP is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have
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Executive Compensation Matters
been paid if such IRC limitations were not in effect and the reduced benefit payable as a result of such IRC limitations. Any NEO whose pension benefits under the Retirement Plan would exceed IRC limitations is eligible to participate in the SRP. The SRP is unfunded and is not a qualified plan under the IRC.
There is no offset under either the Retirement Plan or the SRP for Social Security benefits or other offset amounts.
Nonqualified Deferred Compensation
The following table discloses contributions, earnings and balances under the nonqualified deferred compensation plan for each NEO.
NONQUALIFIED DEFERRED COMPENSATION TABLE
Name (a)	Executive Contributions in 2024(1) ($) (b)	Company Contributions in 2024(2) ($) (c)	Aggregate Earnings in 2024(3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at 12/31/24(4) ($) (f)
Singh	50,742	38,057	11,726	—	183,979
Moehn	148,854	63,131	402,634	—	3,517,368
Lyons	160,800	120,600	209,759	—	2,751,617
Nwamu	50,658	37,994	3,807	—	92,459
Schukar	31,428	23,571	264,692	—	3,858,286

(1)
A portion of these amounts is also included in amounts reported for 2024 as “Salary” in column (c) of the Summary Compensation Table. These amounts also include a portion of amounts reported as “Non-Equity Incentive Plan Compensation” in our 2024 information statement representing compensation paid in 2024 for performance during 2023.

(2)
All of the Company matching contributions reported for each NEO are included in the amounts reported in column (h) of the Summary Compensation Table.

(3)
The dollar amount of aggregate interest earnings accrued during 2024. The above-market interest component of these amounts earned on deferrals made prior to January 1, 2010 with respect to plan years beginning on or prior to January 1, 2010 and for deferrals made prior to January 1, 2010 with respect to plan years beginning on or after January 1, 2011 is included in amounts reported in column (g) of the Summary Compensation Table. See footnote (5) to the Summary Compensation Table for the amounts of above-market interest. There are no above-market or preferential earnings on compensation deferred with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010.

(4)
The dollar amount of the total balance of each NEO’s account as of December 31, 2024, consists of the following elements:

Name	Executive Contributions ($)	Company Matching Contributions ($)	Interest Earnings ($)	Total ($)	Amount Previously Reported as Compensation in Prior Years(1) ($)
Singh	105,655	60,952	17,372	183,979	77,808
Moehn	1,410,117	511,510	1,595,741	3,517,368	1,473,221
Lyons	1,066,859	800,145	884,614	2,751,617	1,585,604
Nwamu	50,658	37,994	3,807	92,459	—
Schukar	2,364,717	207,316	1,286,252	3,858,286	—

(1)
Represents amounts previously reported as compensation to the NEO in the Summary Compensation Table of Ameren or its subsidiaries, including the Company, in previous years.

Executive Deferred Compensation Plan Participation
Pursuant to an optional deferred compensation plan available to members of Ameren’s management (the “Ameren Deferred Compensation Plan”), NEOs may annually choose to defer up to 50 percent (in one percent increments) of their salary and up to 85 percent (in one percent increments or amounts in excess of a threshold) of cash incentive awards. There are no minimum dollar thresholds for deferrals. At the request of a participant, Ameren may, in its discretion, waive the 50 percent salary limitation.
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Effective January 1, 2010, the Ameren Deferred Compensation Plan was amended to change the interest crediting rates for deferrals made with respect to plan years commencing on and after January 1, 2010 and to add a 401(k) restoration benefit for eligible officers of Ameren and its subsidiaries, including the NEOs, whose total salary and short-term incentive award exceeds the limit on compensation in effect under the IRC. In October 2010, the Ameren Deferred Compensation Plan was amended for plan years beginning on and after January 1, 2011 to, among other things, change the measurement period for the applicable interest rates to amounts deferred under such plan prior to January 1, 2010 and clarify that matching contributions made under the plan are based upon all of a participant’s deferrals under the plan during a plan year. Amounts deferred (and interest attributable thereto), other than the 401(k) Restoration Benefit (as defined below), accrue interest at the rate to be applied to the participant’s account balance depending on (1) the plan year for which the rate is being calculated and (2) the year in which the deferral was made, as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	150 percent of the average of the monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Index Rate”) for the calendar year immediately preceding such plan year — for 2024 such interest crediting rate was 7.19 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	120 percent of the AFR for the December immediately preceding such plan year (the “Officers Deferred Plan Interest Rate”) — for 2024 such interest crediting rate was 6.05 percent
Upon a participant’s termination of employment with Ameren and/or its subsidiaries, including the Company, prior to age 55 and after the occurrence of a “Change of Control” (as defined under “— Potential Payments upon Termination or Change of Control — Change of Control” below) the balance in such participant’s deferral account, with interest as described in the table above, shall be distributed in a lump sum as soon as administratively practicable after the date the participant terminates employment.
The 401(k) Restoration Benefit allows eligible employees of Ameren and its subsidiaries, including the NEOs, to also defer a percentage of salary and/or STIP awards in excess of the limit on compensation then in effect under the IRC ($345,000 in 2024), in one percent increments, up to a maximum of six percent of total salary and STIP awards (a “401(k) Restoration Deferral,” together with Ameren’s 401(k) matching credit described below, the “401(k) Restoration Benefit”). Under the Ameren Deferred Compensation Plan, for amounts deferred by the participant under the Plan up to the IRC compensation limit, as well as amounts deferred as a 401(k) Restoration Deferral, Ameren credits each participant’s deferral account with a matching credit equal to 100 percent of the first three percent of deferred salary and STIP awards and 50 percent of the deferred remaining salary and STIP awards. In general, eligible participants, including the NEOs, may direct the deemed investment of the 401(k) Restoration Benefit in accordance with the investment options that are generally available under Ameren’s 401(k) savings investment plan, except for the Ameren stock fund.
As a result of the changes described in this section, no preferential or above-market earnings are paid pursuant to the Ameren Deferred Compensation Plan with respect to plan years beginning on or after January 1, 2010 for deferrals made on and after January 1, 2010. The investment returns for the funds available to NEOs under the Ameren Deferred Compensation Plan in 2024 were as follows:
Name of Fund	Percentage Rate of Return (%)
Target 2030 Fund	9.10
Target 2035 Fund	10.86
Target 2040 Fund	12.63
Target 2045 Fund	14.28
Target 2050 Fund	15.57
Target 2055 Fund	16.21
Target 2060 Fund	16.23
Target 2065 Fund	16.24
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Name of Fund	Percentage Rate of Return (%)
Target Retirement Fund	7.10
Large Cap Equity Index	25.02
Large Cap Equity	20.72
Small/Mid Cap Equity Index	12.10
Small/Mid Cap Equity	13.72
International Equity Index	5.14
International Equity	5.06
Bond Fund	3.33
Bond Index Fund	1.36
TIPS Bond Index Fund	2.01
Stable Interest Income	2.73
After the participant retires, the deferred amounts (and interest attributable thereto), other than the 401(k) Restoration Benefit, accrue interest as follows:
Calculation for Plan Year	Deferral Date	Rate
Plan Years beginning on or prior to January 1, 2010	Deferrals prior to January 1, 2010	Average monthly Mergent’s Seasoned AAA Corporate Bond Yield Index rate (the “Officers Deferred Plan Base Index Rate”) for the calendar year immediately preceding such plan year — for 2024 such interest crediting rate was 4.79 percent
Plan Years beginning on or after January 1, 2010	Deferrals on and after January 1, 2010	Officers Deferred Plan Interest Rate — for 2024 such interest crediting rate was 6.05 percent
The plan compounds interest annually and the rate is calculated as of the first day of the plan year.
Distributions from the Ameren Deferred Compensation Plan will be paid in cash. A participant may choose to receive the deferred amounts at retirement in a single lump sum payment or in substantially equal installments over a period of 5, 10 or 15 years. In the event a participant terminates employment with Ameren and its subsidiaries, including the Company, prior to age 55, the balance in such participant’s deferral account is distributable in a lump sum to the participant as soon as administratively practicable following the date the participant terminates employment.
Participants are 100 percent vested at all times in the value of their contributions, investment earnings and any Ameren 401(k) matching credits. A participant’s benefit will be comprised of separate bookkeeping accounts evidencing his or her interest in each of the investment funds in which contributions and applicable matching contributions have been deemed invested. While no actual contributions are made to the funds, earnings or losses are calculated using the valuation methodology employed by the record keeper for each of the corresponding funds. Participants may generally transfer investments among various investment alternatives on a daily basis, subject to the provisions of the Ameren Deferred Compensation Plan.
Potential Payments upon Termination or Change of Control
This section describes and estimates payments that could be made to the NEOs serving as of December 31, 2024, under different termination and change-in-control events. The estimated payments would be made under the terms of Ameren’s compensation and benefits plans, as well as the Severance Plan for Ameren Officers (“Officer Severance Plan”) or the Second Amended and Restated Change of Control Severance Plan (“Change of Control Plan”).
The tables below reflect the payments and benefits payable to each of the NEOs, other than Ms. Nwamu, in the event of a termination of the NEO’s employment under several different circumstances. The amounts shown assume that termination was effective as of
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December 31, 2024, at the NEO’s compensation and service levels as of that date, and are estimates of the amounts that would be payable to the NEO in each scenario. In addition, the amounts shown do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid can only be determined at the time of the NEO’s actual separation from the Company. Factors that could affect the nature and amount of the payments on termination of employment include, among others, the timing of the event, compensation level, the market price of common stock and the NEO’s age.
Ms. Nwamu resigned from the Company and its affiliates effective as of March 10, 2025, after which date she ceased to be eligible for payments and benefits in the event of a termination under the scenarios described in the tables below. As of the date of her resignation, Ms. Nwamu was not retirement eligible and accordingly is not eligible to receive pro-rated payments upon vesting in connection with outstanding PSUs and RSUs, as described under “— Termination Other Than for Change of Control” below.
SINGH
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,848,800	3,875,000
PSU Vesting(4)	1,309,734	3,303,173	1,608,087	1,608,087	2,372,283
RSU Vesting(4)	828,468	1,336,833	561,137	561,137	1,336,833
Pension Credit	N/A	N/A	N/A	N/A	431,184
Health and Welfare Benefits(5)	N/A	N/A	N/A	23,121	96,119
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	N/A
Total	2,138,202	4,640,006	2,169,224	4,066,145	8,141,419
MOEHN
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	2,697,300	5,504,000
PSU Vesting(4)	5,385,125	13,792,098	4,605,775	4,605,775	12,336,798
RSU Vesting(4)	1,697,850	2,677,142	1,697,850	1,697,850	2,677,142
Pension Credit	N/A	N/A	N/A	N/A	1,015,781
Health and Welfare Benefits(5)	N/A	N/A	N/A	24,468	120,016
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	7,431,446
Total	7,082,975	16,469,240	6,303,625	9,050,393	29,115,183
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LYONS
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	5,280,750	10,200,000
PSU Vesting(4)	7,609,793	16,889,891	9,042,896	9,042,896	12,539,591
RSU Vesting(4)	3,261,365	5,374,161	3,261,365	3,261,365	5,374,161
Pension Credit	N/A	N/A	N/A	N/A	1,681,728
Health and Welfare Benefits(5)	N/A	N/A	N/A	24,468	124,252
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	11,164,791
Total	10,871,158	22,264,052	12,304,261	17,634,479	41,114,523
SCHUKAR
Component of Pay	Death ($)	Disability ($)	Retirement at Age at 12/31/24(1) ($)	Involuntary Termination not for Cause(2) ($)	Change of Control(3) ($)
Cash Severance	N/A	N/A	N/A	1,308,450	1,994,750
PSU Vesting(4)	991,326	2,189,190	1,177,539	1,177,539	1,625,646
RSU Vesting(4)	424,752	696,630	424,752	424,752	696,630
Pension Credit	N/A	N/A	N/A	N/A	461,724
Health and Welfare Benefits(5)	N/A	N/A	N/A	17,981	63,265
Outplacement at Maximum	N/A	N/A	N/A	25,000	30,000
Excise Tax Gross-up(4)	N/A	N/A	N/A	N/A	—
Total	1,416,078	2,885,820	1,602,291	2,953,722	4,872,015

(1)
The estimated number of PSUs and RSUs that would be payable upon retirement at December 31, 2024, for Messrs. Singh, Moehn, Lyons and Schukar is calculated according to the schedule following “— Termination Other Than for Change of Control” below. Where performance was estimated for PSUs, it was estimated at 84.0 percent payout for the 2023 PSU awards based on TSR, 185.0 percent payout for the 2024 PSU awards based on TSR, 140.0 percent payout for the 2023 PSU awards based on the Clean Energy Transition metric and 169.9 percent payout for the 2024 PSU awards based on the Clean Energy Transition metric.

(2)
Indicates amounts payable to NEOs pursuant to the Officer Severance Plan. The PSU vesting and RSU vesting amounts represent amounts payable because the participant is retirement eligible, not due to a benefit under the Officer Severance Plan.

(3)
Indicates Change of Control amounts payable to NEOs pursuant to the Change of Control Plan, assuming that Ameren ceases to exist or is no longer publicly traded on the NYSE or NASDAQ after the Change of Control. The Pension Credit payable in connection with a Change of Control is based on the NEO’s base salary and target bonus level as in effect immediately prior to the termination date.

(4)
Amounts reflected for PSU vesting, RSU vesting and excise tax gross-up payments are estimated using a stock price of $89.14 per share, the closing price of Ameren common stock on the NYSE as of December 31, 2024. Mr. Singh is not eligible for excise tax gross-up payments due to becoming a participant in the Change of Control Severance Plan after October 1, 2009.

(5)
Health and welfare benefits figures reflect the estimated lump-sum value of all future amounts which will be paid on behalf of or attributed to the NEOs under our welfare benefit plans (these amounts, however, would not actually be paid as a cash lump sum). For amounts payable in connection with a Change of Control, the amounts reflected above represent the employer portion of premiums and an amount representing the actuarial present value of additional benefits under our retiree medical program (see “Change of Control — Health and Welfare Benefit Payment Assumptions” below). For amounts payable in connection with an Involuntary Termination Not for Cause, the amounts reflected above represent 12 months of COBRA premiums.

Severance
The NEOs are covered under the Ameren Corporation Severance Plan for Ameren Officers, as described above under “— EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Severance.”
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Change of Control
Change of Control Severance Plan. Under Ameren’s Second Amended and Restated Change of Control Severance Plan, as amended (the “Change of Control Plan”), designated officers of Ameren and its subsidiaries, including the NEOs, are entitled to receive severance benefits if their employment is terminated without “Cause” (as defined below) or by the NEO for “Good Reason” (as defined below) within two years after a Change of Control. The Change of Control Plan was amended in 2009 to eliminate reimbursement and gross-up payments in connection with any excise taxes that may be imposed on benefits received by any officers who first become designated as entitled to receive benefits under the Change of Control Plan on or after October 1, 2009. Other Ameren plans also carry change of control provisions.
Definitions of Change of Control, Cause and Good Reason
A change of control (“Change of Control”) occurs under the Change of Control Plan, in general, upon:
(i)
the acquisition of 20 percent or more of the outstanding common stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren;

(ii)
a majority change in composition of the board of directors;

(iii)
a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of Ameren, unless current shareholders continue to own 60 percent or more of the surviving entity immediately following the transaction; or

(iv)
approval by Ameren shareholders of a complete liquidation or dissolution of Ameren.

“Cause” is defined as follows:
(i)
the participant’s willful failure to substantially perform his or her duties with Ameren (other than any such failure resulting from the participant’s disability), after notice and opportunity to remedy;

(ii)
gross negligence in the performance of the participant’s duties which results in material financial harm to Ameren;

(iii)
the participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any other crime involving the personal enrichment of the participant at the expense of Ameren or shareholders of Ameren; or

(iv)
the participant’s willful engagement in conduct that is demonstrably and materially injurious to Ameren, monetarily or otherwise.

“Good Reason” is defined as follows:
(i)
a net reduction of the participant’s authorities, duties or responsibilities as an executive and/or officer of Ameren;

(ii)
required relocation of more than 50 miles;

(iii)
any material reduction of the participant’s base salary or target bonus opportunity;

(iv)
reduction in grant-date value of long-term incentive opportunity;

(v)
failure to provide the same aggregate value of employee benefit or retirement plans in effect prior to a Change of Control;

(vi)
failure of a successor to assume the Change of Control Plan agreements; or

(vii)
a material breach of the Change of Control Plan which is not remedied by the Company within ten business days of receipt of written notice of such breach.

If an NEO’s employment is terminated without Cause or by the NEO for Good Reason within two years after a Change of Control, the NEO will receive a cash lump sum equal to the following:
(i)
unpaid salary and vacation pay through the date of termination;

(ii)
pro rata STIP compensation for the year of termination;

(iii)
three years’ worth of each of base salary and target STIP compensation (two years’ worth for Mr. Schukar);

(iv)
three years’ worth of additional pension credit (two years’ worth for Mr. Schukar); and

2025 Information Statement	53

Executive Compensation Matters
(v)
solely with respect to officers who first became designated as entitled to receive benefits under the Change of Control Plan before October 1, 2009, reimbursement and gross-up for any excise tax imposed on benefits received by the NEO from Ameren, assuming such payments (as defined by the IRS) are at least 110 percent of the imposed cap under the IRC.

In addition to the cash lump sum payment, any such NEO shall (i) continue to be eligible for health and welfare benefits during the three-year severance period,(1) provided that if the NEO becomes reemployed with another employer and is eligible to receive such health and welfare benefits under such other employer’s plan, the Company’s health and welfare benefits will be secondary to those provided under such other plan during the severance period and (ii) receive, as incurred, up to $30,000 for the cost of outplacement services (not available for a Good Reason termination).
Following are details of how the above items are calculated.
•
Retirement Plan Benefit Assumptions. Amount equal to the difference between (a) the account balance under the Retirement Plan and SRP which the participant would receive if his or her employment continued during the three-year period(1) upon which severance is received (assuming the participant’s compensation during such period would have been equal to his or her compensation as in effect immediately prior to termination) and (b) the actual account balance (paid or payable) under such plans as of the date of termination.

•
Health and Welfare Benefit Payment Assumptions. Continued coverage for the NEO’s family with medical, dental, life insurance and executive life insurance benefits as if employment had not been terminated during the three-year period(1) upon which severance is received. The calculation and the corresponding amounts set forth in the Potential Payments on Termination or a Change of Control tables, above, assume full cost of benefits over the three-year period.(1) In addition, the NEO’s family receives additional retiree medical benefits (if applicable) as if employment had not been terminated during the three-year period(1) upon which severance is received. Retiree medical benefits are payable only in their normal form as monthly premium payments until the NEO reaches the age of 65, at which time the NEO, or applicable beneficiary, receives an annual stipend to apply towards eligible healthcare premiums and costs. The actuarial present value of the additional retiree medical benefits is included, calculated based on retirement at the end of the three-year severance period,(1) a graded discount rate assumption of 5.17 percent for payment duration of three years or less, 5.03 percent for payment duration of over three but not more than nine years and 5.45 percent for payment duration over nine years, and post-retirement mortality (but not pre-retirement mortality) according to the PRI-2012 Non Disabled Annuitant (generational) table.

Ability to Amend or Terminate Change of Control Plan
Ameren’s Board may amend or terminate the Change of Control Plan at any time, including designating any other event as a Change of Control, provided that the Change of Control Plan may not be amended or terminated (i) following a Change of Control, (ii) at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (iii) otherwise in connection with or in anticipation of a Change of Control in any manner that could adversely affect the rights of any officer covered by the Change of Control Plan.
Change of Control Provisions Relating to LTIP Awards
Below is a summary of protections provided upon a Change of Control with respect to the LTIP awards issued under the 2022 Plan and the 2014 Plan. In brief, the goal of these protections is to avoid acceleration of LTIP vesting and payment in situations where a Change of Control occurs but Ameren continues to exist and the NEO retains his or her position. In the table below, the term “qualifying termination” means the participant (i) has an involuntary termination without Cause, (ii) for Change of Control Severance Plan participants, has a voluntary termination of employment for Good Reason (as defined in the Change of Control Severance Plan) or (iii) has an involuntary termination that qualifies for severance under the Ameren Corporation Severance Plan for Ameren Employees (as in effect immediately prior to the Change of Control). Other definitions of capitalized terms may be found in the 2022 Plan, the 2014 Plan, or the applicable award agreement.

(1)
Mr. Schukar’s severance period is two years.

54	Ameren Illinois Company

Executive Compensation Matters
Change of Control Event	Termination Event	Unvested LTIP Awards
Change of Control which occurs on or before the end of the applicable vesting period after which the Company continues in existence and remains a publicly traded company on the NYSE or NASDAQ	No qualifying termination	Payable upon the earliest to occur of the following: • after the applicable vesting period has ended; or • the participant’s death.
Qualifying termination within two years after the Change of Control and during the applicable vesting period
The PSUs or RSUs the participant would have earned if such participant remained employed for the entirety of the applicable vesting period, at actual performance in the case of the PSUs, will vest on the last day of the applicable vesting period and be paid in shares of Ameren’s common stock immediately following the applicable vesting period; provided that such distribution will be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

Change of Control which occurs on or before the end of the applicable vesting period in which the Company ceases to exist or is no longer publicly traded on the NYSE or NASDAQ	Automatic upon Change of Control
The target number of PSU or RSU awards granted, together with dividends accrued thereon, will be converted to nonqualified deferred compensation. Interest on the nonqualified deferred compensation will accrue based on the prime rate, computed as provided in the award agreement.

	Continued employment until the end of the applicable vesting period	Lump sum payout of the nonqualified deferred compensation plus interest immediately following the applicable vesting period.
	Retirement or termination due to disability prior to the Change of Control	Immediate lump sum payment of the nonqualified deferred compensation plus interest upon the Change of Control.
	Continued employment until death or disability which occurs after the Change of Control and before the end of the applicable vesting period	Immediate lump sum payout of the nonqualified deferred compensation plus interest upon such death or disability.
Qualifying termination during the applicable vesting period
Immediate lump sum payout of the nonqualified deferred compensation plus interest upon termination; provided that such distribution shall be deferred until the date which is six months following the participant’s termination of employment to the extent required by IRC Section 409A.

	Other termination of employment before the end of the applicable vesting period	Forfeiture of the nonqualified deferred compensation plus interest.
2025 Information Statement	55

Executive Compensation Matters
Termination Other Than for Change of Control
The following table summarizes the impact of certain employment events outside the context of a Change of Control that may result in the payment of unvested LTIP awards.
Type of Termination	Additional Termination Details	Unvested LTIP Awards
Death	N/A	All awards pay out at target (plus accrual of dividends), pro rata for the number of days worked in each performance or award period and are paid as soon as possible after death.
Disability	N/A	All outstanding awards are earned at the same time and to the same extent that they are earned by other participants, and are paid immediately following the vesting period.
Retirement during award period*	Age 55+	Only if the participant has at least five years of service, a prorated award is earned at the end of the performance or award period (based on actual performance, where applicable) and is paid immediately following the vesting period.
Termination for any reason other than death, disability, retirement or change of control as provided above	N/A	Forfeited

*
The May 12, 2022, retention award for Ms. Nwamu and the November 1, 2023 performance-based RSU special award for Mr. Moehn do not provide for pro rata vesting in the event of retirement during the award period. In connection with her resignation from Ameren and its affiliates, including the Company, effective March 10, 2025, Ms. Nwamu forfeited the May 12, 2022 RSU retention award, as well as her outstanding February 2023 and 2024 PSU and RSU awards.

Principal Executive Officer Pay Ratio
We are providing the following information to comply with Item 402(u) of Regulation S-K:
For 2024, the annual total compensation of our median employee was $142,975. We calculated the median employee’s annual total compensation based on the rules for determining annual total compensation of our named executive officers, which includes base salary or wages (including overtime), as applicable, incentive compensation, stock awards, change in pension value, and other elements of pay, such as 401(k) employer match, as applicable. The annual total compensation of our principal executive officer (“PEO”) was $2,727,870 and the ratio of our PEO’s compensation to the median employee was 19 to 1. The pay ratio disclosed is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
As permitted under SEC rules, the median employee is the same employee who was identified for purposes of our 2023 pay ratio disclosure. There has been no significant change in our employee population or employee compensation arrangements since 2023 that we believe would materially impact our pay ratio disclosure. Thus, in accordance with the same methodology used to determine the median employee in prior years, we identified our median employee as of October 1, 2023, using for such purposes our workforce as of such date who had received compensation in 2022, consisting of approximately 3,000 full, part-time and temporary employees. The median employee was identified using such employees’ base salaries or wages for the period of January 1, 2022, to December 31, 2022, rounded up to the nearest $100.
SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and various assumptions and, as a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.
Pay Versus Performance
We are providing the following information to comply with Item 402(v) of Regulation S-K:
The Pay vs. Performance (“PVP”) table below provides the “compensation actually paid” (“CAP”) to the PEO and the average CAP for non-PEO NEOs. CAP represents a new calculation of compensation that differs from the total compensation reported in the Summary
56	Ameren Illinois Company

Executive Compensation Matters
Compensation Table (“SCT”). You should refer to the “Compensation Discussion and Analysis” section above for discussion regarding how the Company’s compensation program is designed to align with the Company’s performance and long-term shareholder interests.
							Value of initial fixed $100 investment based on:
Year (a)	SCT Total for PEO (Mark)(1) ($) (b)	CAP to PEO (Mark)(4) ($) (c)	SCT Total for PEO (Singh)(2) ($) (c)	CAP to PEO (Singh)(4) ($) (e)	Average SCT Total for Non-PEO NEOs(3) ($) (f)	Average CAP to Non-PEO NEOs(5) ($) (g)	Cumulative TSR(6) ($) (h)	Peer Group TSR(6) ($) (i)	Net Income(7) (in millions) ($) (j)	Company-Selected Measure: Ameren Adjusted (Non-GAAP) Annual Earnings Per Share(8) ($) (k)
2024	—	—	2,727,870	4,367,638	4,788,691	9,023,750	N/A	N/A	620	4.63
2023	—	—	2,702,682	1,881,829	5,350,019	1,285,156	N/A	N/A	607	4.38
2022	1,884,831	463,937	2,108,814	2,138,912	5,100,902	6,083,692	N/A	N/A	513	4.14
2021	2,499,003	3,093,519	N/A	N/A	4,380,007	5,958,439	N/A	N/A	425	3.84
2020	2,456,931	3,340,299	N/A	N/A	4,903,026	6,634,970	N/A	N/A	379	3.50

(1)
Mr. Richard J. Mark served as the PEO in 2020 and 2021 and through August 1, 2022, when he retired.

(2)
Effective with Mr. Mark’s retirement, Mr. Singh began serving as the PEO effective August 1, 2022.

(3)
The NEOs for the applicable periods are: Mr. Lyons (2022-2024), Mr. Moehn (2020-2024), Mr. Warner L. Baxter (2020-2023), Ms. Nwamu (2020-2024), Ms. Bhavani Amirthalingam (2021; 2023), Mr. Schukar (2024) and Mr. Bruce A. Steinke (2020).

(4)
To calculate CAP for the PEOs, as reported in columns (c) and (e), the following amounts were deducted from and added to the PEO’s total compensation, as reported in the SCT:

2024
PEO #2 (Singh)
SCT Total for PEO	2,727,870
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(1,129,033)
Change in Pension Value (as included in column (g) of the SCT)	(172,700)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(9)	2,071,843
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(9)	—
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(9)	783,648
Service Cost for all Defined Benefit Pension Plans	86,010
Compensation Actually Paid to PEO(10)	4,367,638

(5)
To calculate Average CAP for the other NEOs, as reported in column (g), the following amounts were deducted from and added to the NEOs’ total compensation, as reported in the SCT:

2025 Information Statement	57

Executive Compensation Matters
2024
Average SCT Total Compensation for Non-PEO NEOs	4,788,691
Deductions from SCT:
Grant Date Fair Value of Equity-Based Awards Granted in Year (as Reported in Column (e) of the SCT)	(2,308,049)
Change in Pension Value (as included in column (g) of the SCT)	(380,192)
Additions to SCT:
Fair Value at Year-end of Unvested Awards Granted in Year(9)	4,235,529
Change in Fair Value of Awards Granted in Prior Years that Vested during the Year(9)	(18,984)
Change in Fair Value of Unvested Awards Granted in Prior Years that Remain Unvested and Outstanding at Year-End(9)	2,524,749
Service Cost for all Defined Benefit Pension Plans	182,006
Average Compensation Actually Paid to Non-PEO NEOs(10)	9,023,750

(6)
The Company does not have publicly traded shares of common stock and, as a result, does not have a “total shareholder return”. As a result no cumulative total shareholder return or peer group cumulative total shareholder return has been included in this table.

(7)
Value reported is the Company’s net income attributable to Ameren common shareholders, as reported in the Company’s Annual Report on Form 10-K for the applicable period.

(8)
Our named executive officers are compensated by Ameren in accordance with its executive compensation policies. The Company does not make independent decisions regarding the compensation of its executive officers. As a result, the company-selected measure included in this table is Ameren’s GAAP diluted EPS for the respective year, which reflects the financial performance measure that in Ameren’s assessment represents the most important financial measure used to link compensation actually paid for the most recently completed fiscal year to company performance. Except for 2024, values reported represent Ameren’s GAAP diluted EPS and adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of GAAP to adjusted (non-GAAP) EPS for 2024.

(9)
The below table provides the valuation assumptions used in determining the fair value of equity awards (on the respective valuation dates) that are materially different from those originally disclosed as of the grant date of such equity awards.

Performance Period	Valuation Date	Risk-Free Rate	Ameren’s Common Stock Volatility	Volatility Range for the Peer Group
2024−2026	12/31/2024	4.25%	19.77%	17.27%−23.8%
2023−2028	12/31/2023 12/31/2024	3.85% 4.32%	26.20% 19.82%	24.49%−30.56% 18.15%−22.91%
2023−2025	12/31/2023 12/31/2024	4.23% 4.16%	22.0% 17.05%	19.98%−24.79% 15.08%−23.65%

(10)
No adjustments were required with respect to the dollar value of dividends or other earnings paid on stock or option awards, because the value of dividend equivalents accrued on such awards are included in the calculation of the fair value of such awards as of each applicable valuation date.

Additional Company-Selected Performance Measures
The following table represents the unranked list of the most important performance measures used to align compensation actually paid to the PEO and NEOs for 2024 to the performance of Ameren and its subsidiaries, including the Company. While these performance measures are the most important measures, additional financial and other measures were also considered to align the PEO and NEOs’ pay and performance as further described in the “Compensation Discussion and Analysis” section above.
Ameren Annual EPS
Ameren Three-Year TSR Ranking vs. the TSR Peer Group
Clean Energy Transition metric
These measures generally reflect those used internally to measure the performance of Ameren and its subsidiaries, including the Company, and externally to report to investors. Taken together, these measures provide a holistic measure of Ameren’s growth, shareholder value and overall financial performance, as well as Ameren’s progress toward transitioning to clean energy through the addition of renewable generation, energy storage and the retirement of coal-fired energy centers.
58	Ameren Illinois Company

Executive Compensation Matters
Relationship Between Compensation Actually Paid and Performance Measures in the PVP Table
The most important annual financial measure that Ameren uses to link pay to performance is Ameren’s annual GAAP diluted EPS, which is not only the most heavily weighted metric in the STIP, but also generally consistent with Ameren’s TSR, which is the most heavily weighted performance metric in the LTIP. As shown in the chart below, Ameren’s GAAP diluted EPS increased by 9.7% between 2020 and 2021, while the PEO and Average NEO CAP decreased by 7.4% and 10.2%, respectively, for the same period. In 2022, while the Average NEO CAP increased by 2.1% and the combined PEO CAP decreased by 15.9%, driven primarily by a new PEO in August 2022, Ameren’s GAAP diluted EPS increased by 7.8%. In 2023, while the PEO CAP and the Average NEO CAP decreased by 27.7% and 78.9%, respectively, driven primarily by the impact on the fair value of outstanding equity awards of the fourth quarter 2023 Ameren stock price decline as a result of the unfavorable regulatory outcomes in Ameren Illinois’ natural gas and multi-year electric distribution rate review and grid plan proceedings, Ameren’s GAAP diluted EPS increased by 5.8%. In 2024, the CEO CAP and the Average NEO CAP increased by 132.1% and 602.2% respectively, and the Company’s adjusted (non-GAAP) diluted EPS increased by 5.7%. During the five-year period (2020−2024), the Company’s net income increased by 63.6%.
(1)
Except for 2024, EPS amounts in the chart represent both Ameren’s GAAP diluted EPS and its adjusted (non-GAAP) diluted EPS. See Appendix A for a reconciliation of Ameren’s GAAP to adjusted (non-GAAP) EPS for 2024.

2025 Information Statement	59

Selection of Independent Registered Public Accounting Firm
Fiscal Year 2024
PricewaterhouseCoopers LLP (“PwC”) served as the independent registered public accounting firm for Ameren and its subsidiaries in 2024. PwC is an independent registered public accounting firm with the Public Company Accounting Oversight Board. Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Fees For Fiscal Years 2024 and 2023
Audit Fees
The aggregate fees for professional services rendered by PwC for (i) the audits of the consolidated annual financial statements of Ameren and its registered subsidiaries included in the combined 2024 Form 10-K of Ameren and its registered subsidiaries and the annual financial statements of certain non-registered subsidiaries; (ii) the audit of Ameren’s internal control over financial reporting; (iii) the reviews of the quarterly financial statements included in the combined Forms 10-Q of Ameren and its subsidiaries for the 2024 fiscal year; (iv) certain regulatory audit procedures; (v) services provided in connection with debt and equity offerings; (vi) certain accounting and reporting consultations; and (vii) post-implementation information technology system reviews were $4,886,000.
Fees billed by PwC for audit services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $5,108,000.
Audit-Related Fees
PwC did not render any audit-related services to Ameren or its subsidiaries during the 2024 fiscal year.
Fees billed by PwC for audit-related services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $317,000.
Tax Fees
The aggregate fees for tax-related services rendered by PwC to Ameren and its subsidiaries during the 2024 fiscal year totaled $65,000. Such services consisted of guidance related to Internal Revenue Service rules regarding our gas businesses and the availability of certain tax credits under the Inflation Reduction Act of 2022.
Fees billed by PwC for tax-related services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $35,000.
All Other Fees
The aggregate fees for all other services rendered by PwC to Ameren and its subsidiaries during the 2024 fiscal year totaled $2,000. Such services consisted of a subscription for an accounting and reporting reference tool.
Fees billed by PwC for all other services rendered to Ameren and its subsidiaries during the 2023 fiscal year totaled $112,000.
Fiscal Year 2025
Ameren’s Audit and Risk Committee has appointed PwC as independent registered public accounting firm for Ameren and its subsidiaries, including Ameren Illinois, for the fiscal year ending December 31, 2025. Ameren is asking its shareholders to ratify this appointment at its 2025 annual meeting of shareholders.
Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services
Ameren’s Audit and Risk Committee’s charter provides that the Committee is required to pre-approve all audit, audit-related, tax and other services provided by the independent registered public accounting firm to Ameren and its subsidiaries, including the Company,
60	Ameren Illinois Company

Selection of Independent Registered Public Accounting Firm
except that pre-approvals of audit and non-audit services may be delegated to a single member of the Audit and Risk Committee, provided that such decisions are reported to the Committee at its next regularly scheduled meeting. The Audit and Risk Committee pre-approved 100 percent of the fees for services provided by PwC covered under the above captions: “— Audit Fees,” “— Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” for fiscal years 2024 and 2023.
The information contained in the following Audit and Risk Committee Report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Audit and Risk Committee Report
The Audit and Risk Committee of the Board of Directors of Ameren Corporation (“Ameren”) reviews Ameren Illinois Company’s financial reporting process on behalf of Ameren Illinois Company’s Board of Directors. In fulfilling its responsibilities, the Audit and Risk Committee reviewed and discussed the audited financial statements of Ameren Illinois Company included in the 2024 Form 10-K with Ameren Illinois Company’s management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, as well as maintaining effective internal control over financial reporting and assessing such effectiveness. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Ameren Illinois Company is a “non-accelerated filer” with respect to the reporting requirements of the Securities Exchange Act of 1934, as amended, and therefore, is not required to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC regulations as to the auditor’s attestation report on internal control over financial reporting.
In addition, in connection with its review of Ameren’s and Ameren Illinois Company’s annual audited financial statements, the Audit and Risk Committee has discussed with the independent registered public accounting firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission (“SEC”), has received and reviewed the written communications from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit and Risk Committee concerning independence, and has discussed with such accounting firm its independence. The Audit and Risk Committee also has considered whether the provision by the independent registered public accounting firm of non-audit services to Ameren is compatible with maintaining their independence.
To ensure the independence of the independent registered public accounting firm, Ameren has instituted monitoring processes at both the management level and the Audit and Risk Committee level. At the management level, the chief financial officer or the chief accounting officer is required to review and pre-approve all engagements of the independent registered public accounting firm for any category of services, subject to the pre-approval of the Audit and Risk Committee described above. In addition, the chief financial officer or the chief accounting officer is required to provide to the Audit and Risk Committee at each of its meetings (excluding meetings dedicated to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K) a written description of all services to be performed by the independent registered public accounting firm and the corresponding estimated fees. The monitoring process at the Audit and Risk Committee level includes a requirement that the Committee pre-approve the performance of any services by the independent registered public accounting firm, except that pre-approvals of audit and non-audit services may be delegated to a single member of the Committee. At each Audit and Risk Committee meeting (excluding meetings dedicated to the review of earnings press releases and reports on SEC Forms 10-Q and 10-K), the Committee receives a joint report from the independent registered public accounting firm and the chief financial officer or the chief accounting officer concerning audit fees and fees paid to the independent registered public accounting firm for all other services rendered, with a description of the services performed. The Audit and Risk Committee has considered whether the independent registered public accounting firm’s provision of the services covered under the captions “SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM — Fees for Fiscal Years 2024 and 2023 — Audit-Related Fees,” “— Tax Fees” and “— All Other Fees” in this information statement is compatible with maintaining the independent
2025 Information Statement	61

Selection of Independent Registered Public Accounting Firm
registered public accounting firm’s independence and has concluded that the independent registered public accounting firm’s independence has not been impaired by its engagement to perform these services.
In reliance on the reviews and discussions referred to above, the Audit and Risk Committee recommended to the Boards of Directors of Ameren and Ameren Illinois Company that Ameren Illinois Company’s audited financial statements be included in Ameren Illinois Company’s 2024 Form 10-K, for filing with the SEC.
Ameren Audit and Risk Committee:
Richard J. Harshman, Chair
Noelle K. Eder
Ellen M. Fitzsimmons
Rafael Flores
Leo S. Mackay, Jr.
62	Ameren Illinois Company

Security Ownership
Securities of the Company
As shown in the table below, all of the outstanding shares of our common stock are owned by Ameren. Of the 487,508 outstanding shares of our class of preferred stock, no shares were owned by our directors, nominees for director and executive officers as of March 10, 2025. To our knowledge, there are no beneficial owners of five percent or more of the outstanding shares of our class of preferred stock as of March 10, 2025. As discussed under “QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING” above, our common stock and preferred stock shareholders vote together as a single class on matters submitted to a vote at the Annual Meeting. No independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.
Name and Address of Beneficial Owner	Shares of Common Stock Owned Beneficially at March 11, 2024	Percent of Common Stock (%)
Ameren Corporation One Ameren Plaza 1901 Chouteau Avenue St. Louis, MO 63103	25,452,373	100
Securities of Ameren
The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren common stock as of March 10, 2025, for (i) each director and nominee for director of the Company, (ii) each NEO as named in the Summary Compensation Table above, and (iii) all current executive officers, directors and nominees for director as a group.
Name	Number of Shares of Ameren Common Stock Beneficially Owned(1)	Percent Owned(2)
Martin J. Lyons, Jr.	203,034	*
Michael L. Moehn	140,003	*
Chonda J. Nwamu	27,822	*
Shawn E. Schukar	52,003	*
Theresa A. Shaw	27,433	*
Leonard P. Singh	8,649	*
Patrick E. Smith	16,734	*
All current executive officers, directors, and nominees for director as a group (9 persons)	499,617	*

*
Less than one percent.

(1)
This column lists voting securities. None of the named individuals held shares issuable within 60 days upon the exercise of Ameren stock options or the vesting of RSUs. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.

(2)
For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 270,157,665 shares of Ameren common stock outstanding on March 10, 2025, and the number of shares of Ameren common stock that such person or group had the right to acquire on or within 60 days of March 10, 2025.

Since 2003, Ameren has had a policy which prohibits directors and executive officers from engaging in pledges of Ameren securities or short sales, margin accounts and hedging or derivative transactions with respect to Ameren securities. In addition, since 2013, Ameren has had a policy which prohibits directors and employees of Ameren and its subsidiaries, including the Company, from entering
2025 Information Statement	63

Security Ownership
into any transaction which hedges (or offsets) any decrease in the value of Ameren equity securities that are (1) granted by Ameren to the director or employee as part of compensation or (2) held, directly or indirectly, by the director or employee.
The address of all persons listed above is c/o Ameren Illinois Company, 10 Richard Mark Way, Collinsville, Illinois 62234.
Stock Ownership Requirement for Named Executive Officers and Members of the Senior Leadership Team
The stock ownership requirements applicable to the NEOs are described above under “EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS.” The Company also has stock ownership requirements applicable to members of the Senior Leadership Team. These requirements are included in Ameren’s Corporate Governance Guidelines, which are available on Ameren’s website or upon request to the Company, as described herein.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of the Company’s common stock to file reports of their ownership in the Company’s preferred stock, and, in some cases, of its ultimate parent’s common stock, and of changes in that ownership with the SEC. SEC regulations also require the Company to identify in this information statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2024.
Shareholder Proposals
Any shareholder proposal submitted under Rule 14a-8 of the Exchange Act and intended for inclusion in the information statement for the Company’s 2026 annual meeting of shareholders must be received by the Secretary of the Company on or before November 25, 2025 at Office of the Secretary, Ameren Illinois Company, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149, or by email at corporate_secretary@ameren.com.
In addition, under our Bylaws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at the 2026 annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at our principal executive offices not later than 60 days or earlier than 90 days prior to the anniversary of the previous year’s annual meeting (i.e., not later than March 9, 2026, or earlier than February 7, 2026). The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Director Nomination Policy, which can be found on Ameren’s website at www.amereninvestors.com. The specific procedures to be used by shareholders to submit a proposal in person at an annual meeting are set forth in the Company’s Bylaws. The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the procedures set forth in the Company’s Bylaws and, in the case of nominations, Ameren’s Director Nomination Policy. Copies of the Company’s Bylaws and Director Nomination Policy may be obtained upon written request to the Secretary of the Company. Correspondence relating to the foregoing should be directed to the Office of the Secretary, Ameren Illinois Company, P.O. Box 66149, Mail Code 1310, St. Louis, MO 63166-6149.
Form 10-K
A copy of Ameren’s 2024 Form 10-K, including the Company’s financial statements for the year ended December 31, 2024, is being furnished with this information statement. The 2024 Form 10-K is also available on Ameren’s website at www.amereninvestors.com. If requested, we will provide you copies of any exhibits to the 2024 Form 10-K upon the payment of a fee covering our reasonable expenses
64	Ameren Illinois Company

Security Ownership
in furnishing the exhibits. You can request exhibits to the 2024 Form 10-K by writing to the Office of the Secretary, Ameren Illinois Company, P.O. Box 66149, Mail Code 1310, St. Louis, Missouri 63166-6149.

For information about the Company, including the Company’s annual, quarterly, and current reports on SEC Forms 10-K,
10-Q and 8-K, respectively, please visit the Investors section of Ameren’s website at www.amereninvestors.com.
Information contained on Ameren’s website is not incorporated into this information statement or other securities filings.

2025 Information Statement	65

Appendix A
The following table provides a reconciliation of Ameren’s GAAP to adjusted (non-GAAP) earnings on a per share basis:
	Year Ended December 31,
	2020	2021	2022	2023	2024
GAAP Diluted EPS	$3.50	$3.84	$4.14	$4.38	$4.42
Charge for additional mitigation relief for Rush Island Energy Center	—	—	—	—	0.22
Less: Income tax benefit	—	—	—	—	(0.05)
Charge for refunds from FERC order on MISO’s allowed base ROE	—	—	—	—	0.05
Less: Income tax benefit	—	—	—	—	(0.01)
Adjusted Diluted EPS	$3.50	$3.84	$4.14	$4.38	$4.63
Use of Non-GAAP Financial Measures
In this information statement, the Company has presented Ameren’s adjusted earnings per share, which is a non-GAAP financial measure and may not be comparable to those of other companies. Generally, adjusted earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings. Ameren uses adjusted earnings internally for financial planning and for analysis of performance. Ameren also uses adjusted earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as Ameren believes that adjusted earnings allow it to more accurately compare its ongoing performance across periods.
A-1	Ameren Illinois Company